Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of March 1, 2021,

among

BRIGHT HEALTH GROUP, INC.,

as the Company,

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

$350,000,000

JPMorgan Chase bank, n.a.,

BARCLAYS BANK PLC,

Goldman sachs lending partners llc,

MORGAN STANLEY SENIOR FUNDING, INC.

and

Bank of America, n.a.

as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents.

i

SECTION 7	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES	65
7.1	Making of Payments	65
7.2	Application of Certain Payments	65
7.3	Due Date Extension	66
7.4	Setoff	66
7.5	Proration of Payments	66
7.6	Taxes	67
SECTION 8	INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS	70
8.1	Increased Costs	70
8.2	Alternate Rate of Interest	72
8.3	Funding Losses	74
8.4	Right of Lenders to Fund through Other Offices	74
8.5	Discretion of Lenders as to Manner of Funding	74
8.6	Mitigation of Circumstances; Replacement of Lenders	75
8.7	Conclusiveness of Statements	76
SECTION 9	REPRESENTATIONS AND WARRANTIES	76
9.1	Organization	76
9.2	Authorization; No Conflict	76
9.3	Validity and Binding Nature	77
9.4	Financial Condition	77
9.5	No Material Adverse Change	77
9.6	Litigation and Guarantee Obligations	77
9.7	Ownership of Properties; Liens	77
9.8	Equity Ownership; Subsidiaries	78
9.9	Pension Plans	78
9.10	Investment Company Act	78
9.11	Regulation U, T, and X	79
9.12	Taxes	79
9.13	Solvency, etc.	79
9.14	Environmental Matters	79
9.15	Insurance	80
9.16	Real Property	80
9.17	Information	80

9.18	Intellectual Property	81
9.19	Labor Matters	81
9.20	No Default	81
9.21	Material Licenses	81
9.22	Compliance with Material Laws	81
9.23	Subordinated Debt	81
9.24	Collateral Matters	81
9.25	PATRIOT Act; OFAC; Sanctions and Anti-Corruption and Anti-Money Laundering Laws	81
SECTION 10	AFFIRMATIVE COVENANTS	82
10.1	Reports, Certificates and Other Information	82
10.2	Books, Records and Inspections	85
10.3	Maintenance of Property; Insurance	86
10.4	Compliance with Laws; Payment of Taxes and Liabilities	86
10.5	Maintenance of Existence; Material Licenses	86
10.6	Use of Proceeds	87
10.7	Employee Benefit Plans	87
10.8	Environmental Matters	87
10.9	[Reserved]	88
10.10	Further Assurances	88
10.11	Additional Subsidiaries	88
10.12	[Reserved]	89
10.13	Information Regarding Collateral	89
SECTION 11	NEGATIVE COVENANTS	89
11.1	Debt	89
11.2	Liens	92
11.3	Restricted Payments	95
11.4	Mergers, Consolidations, Sales	96
11.5	Modification of Organizational Documents	98
11.6	Transactions with Affiliates	98
11.7	Inconsistent Agreements	99
11.8	Business Activities	99
11.9	Investments	100
11.10	[Reserved]	101
11.11	Fiscal Year	101

11.12	Financial Covenants	101
SECTION 12	CONDITIONS OF LENDING, ETC.	101
12.1	Effective Date	101
12.2	Conditions	103
SECTION 13	EVENTS OF DEFAULT AND THEIR EFFECT	103
13.1	Events of Default	103
13.2	Effect of Event of Default	105
SECTION 14	AGENTS	106
14.1	Authorization and Action	106
14.2	Administrative Agent’s Reliance, Limitation of Liability, Etc.	108
14.3	[Reserved]	110
14.4	The Administrative Agent Individually	110
14.5	Successor Administrative Agent	110
14.6	Acknowledgments of Lenders and Issuing Banks	111
14.7	Collateral Matters	112
14.8	Credit Bidding	113
14.9	Certain ERISA Matters	114
SECTION 15	GENERAL	116
15.1	Waiver; Amendments	116
15.2	Notices	118
15.3	Accounting Terms; GAAP	119
15.4	Costs and Expenses	119
15.5	Successors and Assigns	120
15.6	Forum Selection and Consent to Jurisdiction	124
15.7	Governing Law	125
15.8	Confidentiality	126
15.9	Severability	126
15.10	Nature of Remedies	127
15.11	Entire Agreement	127
15.12	Release of Liens and Guarantees	127
15.13	Captions	128
15.14	Customer Identification – Certain Notices	128
15.15	Indemnification by the Company	128
15.16	Limitations on Liability	129

15.17	Posting of Communications	129
15.18	Counterparts; Effectiveness; Electronic Execution	131
15.19	Acknowledgement Regarding Any Supported QFCs	132
15.20	WAIVER OF JURY TRIAL	132
15.21	Statutory Notice-Oral Commitments	132
15.22	Survival of Representation, Warranties and Agreements	133
15.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	134
15.24	No Fiduciary Relationship	134

ANNEXES

ANNEX A	Lenders and Pro Rata Shares

ANNEX B	Addresses for Notices

SCHEDULES

SCHEDULE 1.1(a)	Mortgaged Property

SCHEDULE 1.1(b)	Subsidiary Loan Parties

SCHEDULE 9.6	Guarantee Obligations

SCHEDULE 9.8	Subsidiaries

SCHEDULE 9.15	Insurance

SCHEDULE 9.16	Real Property

SCHEDULE 9.19	Labor Matters

SCHEDULE 11.1(b)	Existing Debt

SCHEDULE 11.1(j)	Specified Assumed Debt

SCHEDULE 11.2	Existing Liens

SCHEDULE 11.4	Specified Acquisitions

SCHEDULE 11.5	Specified Transactions

SCHEDULE 11.7	Specified Agreements

SCHEDULE 11.9	Specified Investments

v

EXHIBITS

EXHIBIT A	Form of Borrowing Request (Section 2.2.1)

EXHIBIT B	Form of Interest Election Request (Section 2.2.2)

EXHIBIT C	Form of Note (Section 3.1)

EXHIBIT D	Form of Notice of Prepayment (Section 6.2.1)

EXHIBIT E	Form of Solvency Certificate (Section 9.13)

EXHIBIT F	Form of Compliance Certificate (Section 10.1.3)

EXHIBIT G	Form of Perfection Certificate (Section 10.13)

EXHIBIT H	Form of Assignment and Assumption (Section 15.5)

CREDIT AGREEMENT

This CREDIT AGREEMENT dated as of March 1, 2021 (this “Agreement”), is entered into among BRIGHT HEALTH GROUP, INC. (the “Company”), the financial institutions from time to time party hereto as lenders (together with their respective successors and assigns, the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent for the Lenders.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1              DEFINITIONS.

1.1            Definitions. When used herein the following terms shall have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of the Equity Interests of any Person causing such Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person.

“Adjusted LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period (or, solely for purposes of clause (c) of the defined term “Base Rate”, for purposes of determining the Base Rate as of any date), an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period (or such date, as applicable) multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders and any successor thereto in such capacity. Where the context requires, references herein to the Administrative Agent shall also include JPMCB acting in its capacity as Collateral Agent under each of the Security Documents.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent or such other form as may be reasonably acceptable to the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. The term “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise. The terms “controlling”, “controlled” and “under common control” have meanings correlative thereto.

“Agent-Related Person” has the meaning assigned to such term in Section 15.4.2.

“Agents” means each of the Administrative Agent and the Collateral Agent and, solely for purposes of Section 14, the Arrangers.

“Agreement” has the meaning assigned to such term in the Preamble.

“Ancillary Document” has the meaning assigned to such term in Section 15.18.

“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Approved Electronic Platform” has the meaning assigned to such term in Section 14.3.

“Approved Fund” has the meaning assigned to such term in Section 15.5(b).

“Arranger” means JPMCB, Barclays Bank PLC, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding Inc. and Bank of America, N.A., in their capacities as joint lead arrangers.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 15.5), and accepted by the Administrative Agent, in the form of Exhibit H or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent in its reasonable discretion.

“Attorney Costs” means, with respect to any Person, all reasonable and documented and invoiced fees and charges of any counsel to such Person, and all reasonable and documented court costs and similar legal expenses.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 8.2.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1.00% per annum and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, then the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m., London time, on such day for deposits in U.S. Dollars (assuming an Interest Period of one month); provided that (i) if no LIBO Screen Rate shall be available for a one-month Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than a one-month Interest Period, then the LIBO Screen Rate for purposes of this sentence shall be the Interpolated Screen Rate and (ii) if such rate shall be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.2 (for the avoidance of doubt, only until any Benchmark Replacement has become effective pursuant to Section 8.2(b)), then the Base Rate shall be the greater of clauses (a) and (b) of this definition and shall be determined without reference to clause (c) of this definition. Notwithstanding the foregoing, if the Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, then such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

“Base Rate Loan” means any Loan or Borrowing which bears interest at or by reference to the Base Rate.

“Base Rate Margin” means 4.00%.

“Benchmark” means, initially, the Adjusted LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the Adjusted LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 8.2.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)       the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)       the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 8.2(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.2 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.2.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States.

“Borrowing” means Loans of the same class and Type made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means $1,000,000.

“Borrowing Multiple” means $100,000.

“Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.2.1, which shall be substantially in the form of Exhibit A or any other form approved by the Administrative Agent in its reasonable discretion and otherwise consistent with the requirements of Section 2.2.1.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London interbank market.

“Cash Collateralize” means to deliver cash collateral to the Administrative Agent to be held as cash collateral for outstanding Letters of Credit in accordance with the procedures set forth in Section 2.3.9. Derivatives of such term have corresponding meanings.

“Cash Management Services” means any treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Company or any Subsidiary.

“CFC” means (a) any Person that is a “controlled foreign corporation” (within the meaning of Section 957 of the Code); (b) any Foreign Subsidiary Holding Company and (c) each Subsidiary of any Person described in clause (a) or (b).

“Change in Law” means the occurrence after the Effective Date of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 8.1(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Effective Date); provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (i)(A) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (or any successor provision)), other than the Permitted Holders, of Equity Interests in the IPO Entity representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the IPO Entity and (B) the ownership, directly or indirectly, beneficially or of record, by the Permitted Holders of Equity Interests in the IPO Entity representing in the aggregate a lesser percentage of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the IPO Entity than such Person or group or (ii) if the Company is not the IPO entity, the failure by the IPO Entity to own, directly or indirectly through one or more wholly owned subsidiaries, all of the Equity Interests of the Company.

Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Company (or, following a Qualified IPO, the IPO Entity) owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group (other than Permitted Holders) will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns more than 50.0% of the total voting power of the Voting Stock of such Person’s Parent Entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Administrative Agent, the Collateral Agent or any Lender under any of the Security Documents.

“Collateral Agent” means JPMCB, in its capacity as collateral agent for the Secured Parties and any successor thereto in such capacity.

“Collateral Agreement” means the Guarantee and Collateral Agreement among the Company, the Guarantors and the Collateral Agent, dated the Effective Date, together with all supplements thereto.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)       the Collateral Agent shall have received from the Company and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date or following a Qualified IPO, an IPO Entity to the extent such IPO Entity is not the Company, a supplement to the Collateral Agreement duly executed and delivered on behalf of such Designated Subsidiary, together with documents and opinions of the type referred to in paragraphs (b) and (c) of Section 12.1 with respect to such Designated Subsidiary within 45 days after such Person becoming a Designated Subsidiary or an IPO Entity (or such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing);

(b)       (i) all Equity Interests in any Subsidiary (other than any Equity Interests constituting Excluded Assets) owned directly by any Loan Party shall have been pledged in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Collateral Agreement and (ii) the Collateral Agent shall, to the extent required by the Collateral Agreement, have received any certificates representing such Equity Interests (to the extent then in existence), together with undated stock powers with respect thereto endorsed in blank;

(c)       all Debt for borrowed money in a principal amount of $2,500,000 or more that is owing to any Loan Party and evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received all such promissory notes in a principal amount of $2,500,000 or more, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)       all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and this Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(e)       the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance (or an unconditional commitment to issue such policy or policies of title insurance) issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 11.2, in an amount not to exceed the fair market value of such Mortgaged Property (as reasonably determined by the Company), together with such endorsements (but only to the extent available in the applicable jurisdiction at commercially reasonable rates), coinsurance and reinsurance as the Collateral Agent may reasonably request, (iii) to the extent required by applicable Law, a completed standard “life of loan” flood hazard determination form with respect to each Mortgaged Property, (iv)  surveys sufficient to delete the standard survey exception from the title policy or policies being issued, and (v) customary legal opinions and other documents as may be reasonably required by the Collateral Agent or the Required Lenders with respect to any such Mortgage or Mortgaged Property; provided that, for purposes of Sections 10.10 and 10.11, this clause (e) may be satisfied within 120 days after the acquisition of such Mortgaged Property by a Loan Party (or such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing) or within 120 days after the applicable Person becomes a Loan Party (or such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing); provided, further, that this clause (e) shall be deemed satisfied with respect to a Material Real Property if any Lender has not provided confirmation to the Administrative Agent as required by the proviso to the definition of “Mortgaged Property” prior to the end of such 120-day period; and

(f)       the Collateral Agent shall have received a counterpart, duly executed and delivered by the applicable Loan Party and the applicable depositary bank of a Control Agreement with respect to each deposit account (other than any deposit account constituting Excluded Assets) maintained by any Loan Party with any depositary bank; provided, however, that this clause (f) may be satisfied within 60 days after the Effective Date (or such longer period as the Administrative Agent may, in its reasonable discretion).

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the Guarantee Obligations of any Subsidiary, if, and for so long as the Administrative Agent, in consultation with the Company, determines in its reasonable discretion that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or incurring such Guarantee Obligations (taking into account any adverse tax consequences to the Company and its Subsidiaries(including the imposition of withholding or other material Taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents, (c) in no event shall control agreements or other control or similar arrangements be required with respect to securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements (other than deposit accounts and certificated securities), (d) no perfection actions shall be required with respect to vehicles and other assets subject to certificates of title, (e) no perfection actions shall be required with respect to commercial tort claims with a value less than $2,500,000 and no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $2,500,000, (f) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (g) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements), (h) no Loan Party shall be required to deliver or obtain any landlord lien waivers, estoppel certificates or collateral access agreements or letters and (i) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets or the incurrence of Guarantee Obligations by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it, in consultation with the Company, determines in its reasonable discretion that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means, as to any Lender, such Lender’s commitment to make Loans and issue or participate in Letters of Credit, in each case under this Agreement as set forth on Annex A under the caption “Commitment”, or in the Assignment and Assumption pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 6.1 or 8.6, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 15.5 or (c) increased pursuant to Section 2.1.2. The initial amount of each Lender’s commitment to make Loans is set forth on Annex A and the aggregate amount of the Commitments as of the Effective Date is $350,000,000; provided that such Annex A and the aggregate amount of the Commitments may be updated in the manner set forth in such Annex A.

“Commitment Fee Rate” means 0.75%.

“Commitment Increase” has the meaning assigned to such term in Section 2.1.2(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation, or order promulgated thereunder, in each case as amended from time to time.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 14.3, including through an Approved Electronic Platform.

“Company” has the meaning assigned to such term in the Preamble.

“Compliance Certificate” means a Compliance Certificate which shall be in substantially the form of Exhibit F or such other form as may be reasonably acceptable to the Administrative Agent.

“Computation Period” means each period of four consecutive Fiscal Quarters of the Company for which financial statements have been (or are required to have been) delivered, pursuant to Section 10.1.1 or 10.1.2, ending on the last day of any such Fiscal Quarter.

“Consolidated Total Assets” means, at any date, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as reflected in the consolidated financial statements of the Company most recently delivered to the Administrative Agent and the Lenders pursuant to Section 10.1.1 or 10.1.2 hereof (or, prior to the first delivery of any such financial statements, as of the end of the Fiscal Quarter ended September 30, 2020.

“Control Agreement” means, with respect to any deposit account (other than any deposit account constituting Excluded Assets) maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank with which such account is maintained.

“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Matters” means (a) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, or the performance by the parties hereto of their respective obligations hereunder or thereunder, (b) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Claim related in any way to the Company or any of its Subsidiaries or (d) Proceeding relating to any of the foregoing, regardless of whether or not such Proceeding is brought by the Company or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether or not based on contract, tort or any other theory and regardless of whether any Agent-Related Person, Lender-Related Person or Indemnitee is a party thereto.

“Covered Party” has the meaning assigned to such term in Section 15.18(b).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt” of any Person means, without duplication, (a) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Financing Lease Obligation, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts or similar obligations payable in the ordinary course of business), including any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition (but only to the extent that such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (g) all Hedging Obligations of such Person, (h) all obligations of such Person in respect of mandatory redemption or cash mandatory dividend or similar rights on all Disqualified Equity Interests of such Person, (i) all Guarantee Obligations of such Person with respect to Debt of others and (j) all Debt of any partnership of which such Person is a general partner, solely to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor; provided, further, that Debt shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (iii) amounts owed to dissenting equityholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to any Acquisition permitted under the Loan Documents, (iv) liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (v) Non-Financing Lease Obligations or other obligations under or in respect of straight-line leases, operating leases or sale leasebacks (except resulting in Financing Lease Obligation), (vi) customary obligations under employment agreements and deferred compensation arrangements, (vii) contingent post-closing purchase price adjustments, non-compete or consulting obligations or earn-outs to which the seller in an Acquisition or Investment may become entitled and (viii) indebtedness of any Parent Entity (other than an IPO Entity) appearing on the balance sheet of the Company or any of its Subsidiary solely by reason of “pushdown” accounting under GAAP.

“Default Rate” means an interest rate equal to 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans).

“Default Right” has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of its Commitment within one Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) has notified the Company, the Administrative Agent or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations generally under agreements in which it commits to extend credit, (c) has failed, within three Business Days after receipt of a written request from the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Commitments, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) has, or has a direct or indirect parent company that has, become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action (as defined in Section 15.23); provided that (i) the Administrative Agent and the Company may declare (A) by joint notice to the Lenders that a Defaulting Lender is no longer a “Defaulting Lender” or (B) that a Lender is not a Defaulting Lender if in the case of both clauses (A) and (B) the Administrative Agent and the Company each determines, in its sole respective discretion, that (x) the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply or (y) it is satisfied that such Lender will continue to perform its funding obligations hereunder and (ii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of Voting Stock in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership or acquisition of Equity Interests does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Subsidiary” means each Wholly-Owned Subsidiary of the Company other than an Excluded Subsidiary.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any securities or other Equity Interests into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (i) mature or are mandatorily redeemable (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) are redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provide for scheduled payments or dividends in cash or (iv) are or become convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date then in effect, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations that are accrued and payable (other than contingent amounts not yet due), the cancellation or expiration of all Letters of Credit and the termination of the Commitments; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Company or its subsidiaries or by any such plan to employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or its subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$” means dollars in lawful currency of the United States.

“Early Opt-in Election” means, if the then-current Benchmark is the Adjusted LIBO Rate, the occurrence of:

(1)	a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)	the joint election by the Administrative Agent and the Company to trigger a fallback from the Adjusted LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 12.1 are satisfied (or waived in accordance with Section 15.1), which date was March 1, 2021.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Employee Investors” means the current, former or future officers, directors, employees, managers, consultants and other advisors, representatives and affiliates (and Immediate Family Members of the foregoing) of the Company, the Subsidiaries, the IPO Entity or any other Parent Entity who are or who become direct or indirect investors in the Company, the IPO Entity or any other Parent Entity, including any such officers, directors, employees, managers, consultants and other advisors, representatives and affiliates (and any Immediate Family Members of the foregoing) owning through an Equityholding Vehicle.

“Equityholding Vehicle” means any Parent Entity and any equityholder thereof through which current, former or future officers, directors, employees, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing) of the Company, the Subsidiaries, the IPO Entity or any other Parent Entity that holds Equity Interests of such Parent Entity.

“Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Effective Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest, but excluding any debt securities convertible into such Equity Interests.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for any violation of, or liability arising under, any Environmental Law, including any release or threatened release of any Hazardous Substance.

“Environmental Laws” means all Laws relating to any matter arising out of or relating to public or workplace health and safety, pollution or protection of the environment or natural resources, including to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events described in Section 13.1.

“Excluded Assets” means each of the following:

(a)     any asset the grant of a security interest in which would (i) be prohibited by any enforceable anti-assignment provision set forth in any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement or (ii) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement (in the case of clause (i) above and this clause (ii), after giving effect to any applicable anti-assignment provision of the UCC or other applicable requirements of Law); it being understood that (A) the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable requirement of Law notwithstanding the relevant prohibition, violation or termination right, (B) the exclusions referenced in clauses (a)(i) and (a)(ii) above shall not apply to the extent that the relevant contract prohibits the grant of a security interest in all or substantially all of the assets of any Loan Party and (C) the exclusion set forth in this clause (a) shall only apply if the contractual prohibitions or contractual provisions that would be so violated or that would trigger any such termination under clause (a)(i) or (a)(ii) above (x) existed on the Effective Date (or in the case of any contract of a subsidiary that is acquired following the Effective Date, as of the date of such Acquisition) and were not entered into in contemplation of the Effective Date (or such Acquisition) and (y) cannot be waived unilaterally by the Company or any of its Wholly-Owned Subsidiaries,

(b)     (A) the Equity Interests of any not-for-profit or special purpose subsidiary, and/or (B) Voting Stock representing in excess of 65% of the Voting Stock of any CFC,

(c)     any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” notice and/or filing with respect thereto,

(d)     any asset, the grant of a security interest in which would (i) require any governmental consent, approval, license or authorization that has not been obtained, (ii) be prohibited by applicable requirements of Law, except, in each case of clause (i) above and this clause (ii), to the extent such requirement or prohibition would be rendered ineffective under the UCC or any other applicable Law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clause (d)(i) or clause (d)(ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable requirement of Law notwithstanding the relevant requirement or prohibition or (iii) result in material adverse tax consequences to the Company or any Parent Entity of the Company or any of the Company’s direct or indirect subsidiaries as reasonably determined by the Company in consultation with (but without the consent of) the Administrative Agent, including as a result of the operation of Section 956 of the Code,

(e)     (i) any leasehold real property interests and (ii) any fee owned real property that is not a Material Real Property or which is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area,

(f)      any Margin Stock,

(g)     any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary which cannot be pledged without (i) the consent of one or more third parties other than the Company or any of its Subsidiaries under the organizational documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right permitted or otherwise not prohibited by the terms of this Agreement that may be exercised by any third party other than the Company or any of its Subsidiaries in accordance with the organizational documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary,

(h)     (i) motor vehicles, aircraft, aircraft engines and other assets subject to certificates of title, (ii) letter-of-credit rights not constituting supporting obligations of other Collateral and (iii) Commercial Tort Claims with a value (as reasonably estimated by the Company) of less than $2,500,000, except, in each case of clauses (i)-(iii), to the extent a security interest therein can be perfected solely by the filing of a UCC financing statement (including a Transmitting Utility filing),

(i)       any Permitted Investments, Excluded Deposit Account, commodities account or securities account (including securities entitlements and related assets but excluding Permitted Investments representing the proceeds of assets otherwise constituting Collateral),

(j)       any lease, license or agreement or any asset subject thereto (including pursuant to a purchase money security interest, Financing Lease Obligation or similar arrangement) that is, in each case, permitted by this Agreement to the extent that the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, Financing Lease Obligation or similar arrangement or trigger a right of termination in favor of any other party thereto (other than the Company or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable Law; it being understood that the term “Excluded Asset” shall not include any proceeds or receivables arising out of any asset described in this clause (j) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Law notwithstanding the relevant requirement or prohibition,

(k)      any asset with respect to which the Administrative Agent in consultation with the Company has reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby, which determination is evidenced in writing, and

(l)       any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, except to the extent such prohibition or restriction would be rendered ineffective under the UCC or any other applicable Law notwithstanding such prohibition or restriction).

“Excluded Deposit Accounts” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses (including payroll taxes) in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account, (c) any deposit account the funds in which consist solely of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Company to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees, (ii) funds held in trust for any director, officer or employee or any employee benefit plan maintained or (iii) funds representing deferred compensation for the directors and employees, (d) any deposit account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for any transaction permitted hereunder, (e) any deposit account constituting (and the balance of which consists solely of funds set aside to be used in connection with) taxes bank accounts, (f) any deposit account the funds in which consist solely of Medicare or Medicaid payments and (g) other deposit accounts to the extent (x) the daily balance in any such account does not at any time exceed $500,000 and (y) the aggregate daily balance in all such accounts does not at any time exceed $1,000,000.

“Excluded Subsidiary” means:

(a)          any Subsidiary that is not a Wholly-Owned Subsidiary of the Company,

(b)          any Immaterial Subsidiary,

(c)          any Subsidiary:

(i)            that is prohibited from providing a guarantee under the Collateral Agreement by (A) any requirement of Law or (B) any contractual obligation that, in the case of this clause (B), exists on the Effective Date or, if such Subsidiary is acquired after the Effective Date, at the time such Subsidiary is acquired and which contractual obligation was not entered into in contemplation of such Acquisition and only for so long as such prohibition is continuing,

(ii)           that would require a governmental consent, approval, license or authorization to provide a guarantee under the Collateral Agreement (including any regulatory consent, approval, license or authorization) unless such consent, approval, license or authorization has been obtained (it being understood that the Company shall not be required to obtain such consent, approval, license or authorization), or

(iii)          the provision of a guarantee under the Collateral Agreement by which would result in material adverse tax consequences to the Company or any of its Parent Entity of the Company or any of the Company’s direct or indirect subsidiaries, as reasonably determined by the Company in consultation with (but without the consent of) the Administrative Agent, including as a result of the operation of Section 956 of the Code,

(d)          any not-for-profit subsidiary,

(e)          any Insurance Subsidiary or other special purpose subsidiaries designated by the Company from time to time,

(f)           any CFC,

(g)          any Subsidiary acquired by the Company or any Subsidiary after the Effective Date in a transaction not prohibited by this Agreement that, at the time of the relevant Acquisition, is an obligor in respect of assumed Debt permitted by Section 6.01 to the extent (A) the documentation governing the applicable assumed Debt prohibits such subsidiary from providing a guarantee under the Collateral Agreement and (B) the relevant prohibition was not implemented in contemplation of the applicable Acquisition, for so long as such prohibition exists, and

(h)          any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Company, the burden or cost of providing a guarantee under the Collateral Agreement outweighs the benefits afforded thereby.

“Excluded Swap Obligations” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee Obligations of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee Obligations in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving pro forma effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee Obligations of such Guarantor becomes or would become effective with respect to such Swap Obligation or such Swap Obligation becomes secured by such security interest or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the counterparty to any Hedging Agreement applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means (a) Taxes based upon, or measured by, the Lender’s or the Administrative Agent’s (or a branch of the Lender’s or the Administrative Agent’s) overall net income, overall net receipts or overall net profits, and franchise Taxes and branch profits Taxes, but, in each case, only to the extent such Taxes are Other Connection Taxes or are imposed by a taxing authority (i) in a jurisdiction in which such Lender or the Administrative Agent is organized, (ii) in a jurisdiction in which such Lender’s or the Administrative Agent’s principal office is located or (iii) in a jurisdiction in which such Lender’s or the Administrative Agent’s lending office (or branch) in respect of which payments under this Agreement are made is located; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than as a result of an assignment made at the request of the Company pursuant to Section 8.6(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 7.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to a Recipient’s failure to comply with Section 7.6(d); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate amount of such Lender’s Loans outstanding at such time and (b) such Lender’s LC Exposure at such time.

“Extended Commitments” has the meaning assigned to such term in the definition of Extension Permitted Amendment.

“Extended Loans” has the meaning assigned to such term in the definition of Extension Permitted Amendment.

“Extending Lenders” has the meaning assigned to such term in Section 15.1.1(a).

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 15.1.1.

“Extension Offer” has the meaning assigned to such term in Section 15.1.1(a).

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 15.1.1, providing for an extension of the Termination Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) any increase or decrease in the rate of interest accruing on such Extended Loans, (b) any increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments, (c) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “class” of loans and/or commitments resulting therefrom and (d) any additional amendments to the terms of this Agreement applicable to the applicable Loans and/or Commitments of the Extending Lenders that are (i) no more favorable to such Extending Lenders than the terms of this Agreement prior to giving effect to such Extension Permitted Amendments (as determined in good faith by the Company) or (ii) applicable only to periods after the Maturity Date then in effect (determined prior to giving effect to such Extension Permitted Amendment).

“Extension Request Class” has the meaning assigned to such term in Section 15.1.1(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements with respect thereto (or any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing any such intergovernmental agreements).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided, however, that if such rate shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.

“Financing Lease Obligation” means, as applied to any Person, an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2020” or “2020 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” means any Subsidiary (other than a Foreign Subsidiary) that has no material assets other than Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Subsidiaries that are “controlled foreign corporations” (within the meaning of Section 957 of the Code).

“GAAP” means United States generally accepted accounting principles which are applicable to the circumstances as of any date of determination and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee Obligation” means, with respect to any Person, each obligation and liability of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other monetary obligation of any other Person in a manner, which directly or indirectly, including any obligations of such Person, directly or indirectly, (i) to purchase, repurchase, or otherwise acquire any debt or other monetary obligation of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any debt or other monetary obligation of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, (iii) to lease property or to purchase securities, property or services from such other Person with the purpose of assuring the owner of such indebtedness or monetary obligation of the ability of such other Person to make payment of the indebtedness or obligation, (iv) which induces the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person or (v) to assure a creditor against loss: provided that the term Guarantee Obligations shall not include endorsement of instruments in the course of collection or deposit or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Debt). The amount of any Guarantee Obligation shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum stated principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Guarantors” means the Subsidiary Loan Parties and after a Qualified IPO, to the extent that the IPO Entity is not the Company, such IPO Entity.

“Hazardous Substances” means (a) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of, which is prohibited, limited or regulated by any Governmental Authority or could give rise to liability, or for which any duty or standard of care is imposed, pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, foreign exchange contract, futures contract, option contract, synthetic cap and any other agreement or arrangement, each of which is designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability (other than an accounting liability which is offset by a corresponding asset pursuant to shortcut method hedge accounting) of such Person under any Hedging Agreement.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother in law, father in law, son in law and daughter in law (including adoptive relationships), any trust, partnership or other bona fide estate planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs, legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor advised fund of which any such individual is the donor.

“Incur” means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable, contingently or otherwise, for any Debt; provided, however, that any Debt of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 11.1:

(a)          amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(b)          the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and

(c)          the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of prepayment, redemption, repurchase, defeasance, acquisition or similar payment or making of a mandatory offer to prepay, redeem, repurchase, defease, acquire, or similarly pay such Debt;

will not be deemed to be the Incurrence of Debt.

“Increased Amount Date” has the meaning assigned to such term in Section 2.1.2(b).

“Incremental Lender” means any Lender or other financial institution with respect to a Commitment Increase.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 15.16.

“Ineligible Institution” has the meaning assigned to such term in Section 15.5(b).

“Information” has the meaning assigned to such term in Section 15.8.

“Initial Maturity Date” has the meaning assigned to such term in the definition of Maturity Date.

“Insurance Subsidiary” means any Subsidiary which is subject to the regulation of, is required to file statements with, and holds an active risk-bearing license issued by any governmental body, agency or official in any state or territory of the United States or the District of Columbia which regulates insurance companies or the doing of an insurance business therein.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.2.2, which shall be in a form approved by the Administrative Agent or such other form reasonably acceptable to the Administrative Agent that is consistent with the requirements of Section 2.2.2.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that shall occur at an interval of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the date one, two, three or six months or, if consented to by each Lender, twelve months or a period shorter than one month, thereafter as selected by the Company pursuant to Section 2.2.1 or 2.2.2, as the case may be; provided that:

(a)          if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)          any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)          the Company may not select any Interest Period for a Loan which would extend beyond the scheduled Termination Date.

“Interpolated Screen Rate” means, with respect to any LIBOR Borrowing for any Interest Period (or for purposes of determining the Base Rate in accordance with clause (c) of the definition thereof and assuming an Interest Period of one month), a rate per annum which results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such Interest Period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, for purposes of determining the Base Rate in accordance with clause (c) of the definition thereof, on the applicable date of determination).

“Investment” means, with respect to any Person, any investment in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any obligation of, or purchase or other acquisition of any other Debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, excluding, in the case of the Company and its Subsidiaries, intercompany loans among the Company and the Subsidiaries, advances or Debt related to cash management arrangements and made in the ordinary course of business or (c) the purchase or other acquisition (in one transaction or a series of transactions) of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any payments in cash or Permitted Investments actually received by such investor representing principal payments in respect of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Responsible Officer of the Company, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property or services by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value of such Equity Interests or other property or services as of the time of the transfer, minus, any payments actually received by such investor representing a Return in respect of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Debt or other securities of any other Person shall be the original cost of such Investment, except that the amount of any Investment in the form of an Acquisition shall be the acquisition consideration, minus the amount of any portion of such Investment that has been repaid to the investor as a Return in respect of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 11.9, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Responsible Officer of the Company. For the avoidance of doubt, if the Company or any Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Subsidiary such that, after giving effect thereto, such Person is no longer a Subsidiary, any Investment by the Company or any Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be a new Investment at such time.

“Investors” mean, collectively (and including each of their respective successors) New Enterprise Associates, Bessemer Venture Partners and Greenspring Associates, and each of its Affiliates and any funds, partnerships, other co-investment vehicles and managed account arrangements established, operated, managed, advised or controlled directly or indirectly by the foregoing, but not including, however, any operating portfolio companies of any of the foregoing.

“IP Security Agreements” has the meaning assigned to such term in the Collateral Agreement.

“IPO Entity” means, at any time at and after a Qualified IPO, the Company or a Parent Entity of the Company, as the case may be, the Equity Interests in which were issued or otherwise sold pursuant to the Qualified IPO or, in the case of a Qualified IPO described in clause (b) of the definition thereof, the publicly traded entity immediately following such Qualified IPO, so long as such entity is the Company or a Parent Entity of the Company. To the extent that the IPO Entity is not the Company, the references to the Company in Sections 10 and 11 hereof shall be deemed to refer to such IPO Entity.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practices, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuing Bank” means JPMCB, Barclays Bank PLC, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding Inc. and Bank of America, N.A. and any other Lender from time to time (x) designated on Annex A or (y) designated by the Company as an Issuing Bank with the consent of such Lender, in its sole discretion, and the Administrative Agent (such consent not to be unreasonably withheld or delayed), in each case in its capacity as an issuer of Letters of Credit hereunder, and their successors and assigns in such capacity.

“JPMCB” means JPMorgan Chase Bank, N.A.

“Law” means any statute, rule, regulation, order, permit, license, judgment, award or decree of any Governmental Authority.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all Letter of Credit disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.6(b) of the LC Exposure of Defaulting Lenders in effect at such time.

“LC Fee Rate” means 5.00%.

“LCT Election” means the Company’s election, by notice to the Administrative Agent, to exercise its right to designate any permitted Acquisition or Investment as a Limited Condition Transaction pursuant to the terms hereof.

“LCT Test Date” means the date on which the definitive agreement for an applicable Limited Condition Transaction is entered into.

“Lender” has the meaning assigned to such term in the Preamble. References to the “Lenders” shall include each Issuing Bank and any Person that is added to Annex A pursuant to the terms thereof after the Effective Date; for purposes of clarification only, to the extent that JPMCB (or any other Issuing Bank) may have any rights or obligations in addition to those of the other Lenders due to its status as an Issuing Bank its status as such will be specifically referenced.

“Lender-Related Person” has the meaning assigned to such term in Section 15.17.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 15.21.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.3.2.

“Letter of Credit Commitment” means, (a) with respect to each Issuing Bank set forth on Annex A, the amount set forth opposite such Issuing Bank’s name on Annex A or (b) in the case of any other Issuing Bank, such amount as may be agreed among such Issuing Bank, the Company and the Administrative Agent.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If no LIBO Screen Rate shall be available for a particular Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the LIBO Rate, determined as provided above, shall be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes of this Agreement.

“LIBO Screen Rate” means, for any day and time, with respect to any LIBOR Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen page that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the LIBO Screen Rate shall be less than zero, then such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“LIBOR Loan” means any Loan or Borrowing which bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“LIBOR Margin” means 5.00%.

“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of Financing Lease Obligations) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise; provided that in no event shall a Non-Financing Lease Obligation be deemed to be a Lien.

“Limited Condition Transaction” means any Acquisition or Investment by the Company or one or more of the Subsidiaries permitted hereunder, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” has the meaning assigned to such term in Section 2.1.1.

“Loan Availability” means the Commitments of all of the Lenders.

“Loan Documents” means this Agreement, the Security Documents, the Notes, the Letters of Credit, the Letter of Credit Agreements and all documents, instruments and agreements delivered in connection with the foregoing from time to time.

“Loan Party” means the Company and each Guarantor.

“Margin Stock” means any “margin stock” as defined in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Company and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their payment Obligations under the Loan Documents or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

“Material Law” means any separately enforceable provision of a Law whose violation by a Person would have a Material Adverse Effect on such Person.

“Material License” means (a) as to any Person, any license, permit, authorization, qualification, order or consent from, any recordation, registration, notice or filing with, any exemption by or other action in respect of, a Governmental Authority or other Person which if not obtained, held or made would have a Material Adverse Effect and (b) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit, authorization, qualification, order or consent from, any recordation, registration, notice or filing with, any exemption by or other action in respect of, a Governmental Authority or other Person that is necessary for the execution, delivery, consummation or performance by such party, or the legality, validity, binding effect or enforceability against such party, of this Agreement or such other Loan Document

“Material Subsidiary” means each Subsidiary (a) the consolidated total assets of which equal 2.5% or more of the consolidated total assets of the Company and its Subsidiaries or (b) the consolidated revenue (after intercompany eliminations) of which equal 2.5% or more of the consolidated revenues of the Company and its Subsidiaries, in each case as of the end of or for the most recent period of four consecutive Fiscal Quarters for which financial statements have been delivered pursuant to Section 10.1.1 or 10.1.2 (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive Fiscal Quarters most recently ended prior to the date of this Agreement); provided that if, at any time and from time to time after the Effective Date, Subsidiaries that are not Material Subsidiaries (other than Subsidiaries that are Excluded Subsidiaries by virtue of any of clauses (a) and (c) through (h) of the definition of “Excluded Subsidiary”) have, in the aggregate, (a) total assets at the last day of such Computation Period equal to or greater than 5.0% of the Consolidated Total Assets of the Company and the Subsidiaries at such date or (b) revenues during such Computation Period equal to or greater than 5.0% of the consolidated revenues of the Company and the Subsidiaries for such period, in each case determined in accordance with GAAP, then the Company shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Subsidiaries as Material Subsidiaries for each fiscal period until this proviso is no longer applicable; provided, further, if no such designation is made by the Company, then one or more of such excluded Subsidiaries shall be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues, as applicable, until such excess shall have been eliminated.

“Material Real Property” means each fee owned parcel of real property owned by a Loan Party having a fair market value in excess of $2,500,000.

“Maturity Date” means February 28, 2022 (the “Initial Maturity Date”); provided that, after a Qualified IPO, the Company may elect, in its sole discretion by providing notice to the Administrative Agent and each Lender at least 30 days prior to the Initial Maturity Date, to extend the Initial Maturity Date to February 28, 2024, as for Initial Maturity Date or such extended Maturity Date may also be extended pursuant to Section 15.1.1.

“Minimum Liquidity” means, as of any date, (a) Unrestricted Cash of the Loan Parties, plus (b) the excess, if any, of (x) the Loan Availability in effect on such date over (y) the Total Outstandings as of such date.

“Moody’s” means Moody’s Investor Services, Inc. and any successor thereto of its rating business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent, with such provisions as may be required by local jurisdictions, provided, however, if any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes, intangible or documentary stamp taxes or other similar charges or fees, such Mortgage shall only secure an amount not to exceed the fair market value of such Mortgaged Property (as reasonably determined by the Company).

“Mortgaged Property” means, initially, each parcel of fee owned Material Real Property and the improvements thereto owned by a Loan Party and identified on Schedule 1.1(a), and includes each other parcel of fee owned real property and the improvements thereto owned by a Loan Party with respect to which a Mortgage is required to be granted pursuant to Section 10.10 or 10.11; provided that no Material Real Property shall become a Mortgaged Property unless the Lenders have confirmed to the Administrative Agent that the deliverables described in clause (e)(iii) of the definition of “Collateral and Guarantee Requirement” are satisfactory.

“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any other member of the Controlled Group may have any liability or obligation to contribute.

“Non-Financing Lease Obligations” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

“Non-U.S. Lender” has the meaning assigned to such term in Section 7.6(d).

“Note” means a promissory note substantially in the form of Exhibit C.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided, however, that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a Federal funds transaction quoted at 11:00 a.m., New York City time, on such day to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further, however, that if any of the aforesaid rates shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org or any successor source.

“Obligations” means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Taxes (other than a connection arising solely from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed as a result of an assignment (other than an assignment made pursuant to Section 8.6(b)).

“Overnight Bank Funding Rate” means, for any date, the rate comprised of both overnight federal funds and overnight LIBOR borrowings by U.S.-managed banking offices of depositary institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Entity” means any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership) of the Company.

“Participant” has the meaning assigned to such term in Section 15.5(c).

“Participant Register” has the meaning assigned to such term in Section 15.5(c).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Requires to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time.

“Perfection Certificate” means a certificate in a form substantially consistent with Exhibit G.

“Permitted Holders” means (a) each of the Investors and each Employee Investor (including, for the avoidance of doubt, any Investor or Employee Investor holding Equity Interests through an Equityholding Vehicle), (b) any Permitted Plan and (c) any Person who is acting solely as an underwriter or initial purchaser in connection with a public or private offering of Equity Interests of the Company or any Parent Entity, acting in such capacity.

“Permitted Investments” means:

(a)       direct obligations of the United States of America (including U.S. Treasury bills, notes and bonds) that are backed by the full faith and credit of the United States of America;

(b)       direct obligations of any agency of the United States of America that are backed by the full faith and credit of the United States of America and direct obligations of United States of America government-sponsored enterprises (including the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation) that are rated the same as direct obligations of the United States of America;

(c)       direct obligations of, and obligations fully guaranteed by, any State of the United States of America that, on the date of acquisition, are rated investment grade by Moody’s or by S&P, including general obligation and revenue notes and bonds, insured bonds (including all insured bonds having, on the date of acquisition, a credit rating of Aaa by Moody’s and AAA by S&P) and refunded bonds (reissued bonds collateralized by U.S. Treasury securities);

(d)       Debt of any county or other local governmental body within the United States of America having, on the date of acquisition, a credit rating of Aaa by Moody’s or AAA by S&P, or Auction Rate Securities, Tax-Exempt Commercial Paper or Variable Rate Demand Notes issued by such bodies that is, on the date of acquisition, rated at least A3/P-1/VMIG-1 by Moody’s or A-/A-1/SP-1 by S&P;

(e)       commercial paper issued by any corporation or bank having a maturity of nine months or less and having, on the date of acquisition, a credit rating of at least P1 or the equivalent thereof from Moody’s or A1 or the equivalent thereof from S&P;

(f)       money market investments, deposits, bankers acceptances, certificates of deposit, notes and other like instruments, in each case issued by any bank that has a combined capital and surplus and undivided profits of not less than US$500,000,000;

(g)       money market funds and mutual funds consisting primarily of investments described in clauses (a) through (f) above, in each case having a credit rating of at least Aaa from Moody’s or AAA from S&P, and in each case having at least US$500,000,000 of assets under management; and

(h)       money market investments, deposits, bankers acceptances, certificates of deposit, notes and other like instruments to the extent that (i) the issuing bank is organized under the laws of a country in which the Company or any of its Subsidiaries conducts operations and (ii) the aggregate amount of such instruments issued by any individual bank or its Affiliates held by the Company and its Subsidiaries does not exceed US$2,000,000.

“Permitted Plan” means any employee benefit plan of the Company, any Parent Entity or any of their Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association or governmental authority, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Board of Governors (as reasonably determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Office” means for the Administrative Agent and each Issuing Bank, such Person’s “Principal Office” as set forth on Annex B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Company, the Administrative Agent and each Lender.

“Pro Rata Share” means, with respect to a Lender’s obligation to make Loans, participate in Letters of Credit, reimburse the applicable Issuing Bank and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Commitment, by (ii) the Loan Availability and (y) from and after the time the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Exposure by (ii) the Total Outstandings.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or judicial proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 15.18(a).

“Qualified IPO” means (a) any transaction (other than a public offering pursuant to a registration statement on Form S 8) that results in the common Equity Interests of the Company or a Parent Entity of the Company being publicly held or traded (whether alone or in connection with an underwritten primary public offering, a secondary public offering or any other offering) or (b) the acquisition, purchase, merger or combination of the Company or a Parent Entity of the Company, by, or with, a publicly traded special acquisition company that (i) is an entity organized or existing under the laws of the US, any State thereof or the District of Columbia, (ii) prior to the Qualified IPO, shall have engaged in no business or activities in any material respect other than activities related to becoming and acting as a publicly traded special acquisition company and entry into the Qualified IPO and (iii) immediately prior to the Qualified IPO, shall have no material assets other than cash and Permitted Investments; provided that the net proceeds received by the Company in any such transaction described in clause (a) or (b) above are greater than or equal to $1,000,000,000.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Adjusted LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Adjusted LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Debt” has the meaning assigned to such term in Section 11.1(n).

“Register” has the meaning assigned to such term in Section 15.5(b).

“Regulation D” means Regulation D of the Board of Governors.

“Regulation T” means Regulation T of the Board of Governors.

“Regulation U” means Regulation U of the Board of Governors.

“Regulation X” means Regulation X of the Board of Governors.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, agents, managers, advisors, representatives and controlling persons of such Person.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Replacement Lender” has the meaning assigned to such term in Section 8.6(b).

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

“Required Lenders” means, at any time, Lenders who have Pro Rata Shares which exceed 50% as determined pursuant to the definition of “Pro Rata Share”. For purposes of this definition, Required Lenders shall be determined by excluding all Loans and Commitments held or beneficially owned by any Defaulting Lender.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, the president, the chief executive officer, the chief financial officer, the treasurer, manager of treasury activities, any assistant treasurer, any executive vice president, any senior vice president, any senior vice president (finance), any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Effective Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Company.

“Restricted Payment” has the meaning assigned to such term in Section 11.3.

“Return” means, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other similar amount received or realized in respect thereof.

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Global Inc. and any successor thereto of its rating business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (which, as of the Effective Date, includes Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b) or (d) any Person otherwise the subject of any Sanction.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom .

“SEC” means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

“Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Company and each Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed to the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, or to any Person that, at the time such obligations were incurred, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (b) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.

“Secured Hedging Obligations” means the due and punctual payment and performance of any and all obligations of the Company and each Subsidiary arising under each Hedging Agreement that (a) is with a counterparty that is the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, or any Person that, at the time such Hedging Agreement was entered into, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into. Notwithstanding the foregoing, “Secured Hedging Obligations” shall not include Excluded Swap Obligations.

“Secured Obligations” means, collectively, (a) all the Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Hedging Obligations.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) the Arrangers, (d) each Issuing Bank, (e) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (f) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations and (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under this Agreement or any other Loan Document.

“Securities Act” means the United States Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Agreement, the IP Security Agreements, the Control Agreements, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant thereto or pursuant to Section 10.10 or 10.11 to secure any of the Secured Obligations.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” within the meaning of Rule 1-02 of the SEC’s Regulation S-X.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means (i) the sum of the debt and liabilities (subordinated, contingent or otherwise) of the Company and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets (at a fair valuation) of the Company and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets (at a fair valuation) of the Company and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liabilities of the Company and its Subsidiaries, taken as a whole, on their debts and other liabilities subordinated, contingent or otherwise as they become absolute and matured; (iii) the capital of the Company and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Company and its Subsidiaries, taken as a whole, as conducted or contemplated as of the relevant date; and (iv) the Company and its Subsidiaries, taken as a whole, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debt or other liabilities as they become due (whether at maturity or otherwise). For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” for any currency means the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors and any other banking authority (domestic or foreign) to which the Administrative Agent or any Lender (including any branch, Affiliate or fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means any Debt for borrowed money of any Loan Party that is by its terms subordinated in right of payment to the Obligations.

“Subordinated Debt Documents” means all documents and instruments relating to the Subordinated Debt.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Equity Interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company (or, following a Qualified IPO, Subsidiaries of the IPO Entity).

“Subsidiary Loan Party” means each Designated Subsidiary that is, or is required to be, a party to the Collateral Agreement and specifically including those listed on Schedule 1.1(b).

“Supported QFC” has the meaning assigned to such term in Section 15.18(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of §1a(47) of the Commodity Exchange Act.

“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 8.2 that is not Term SOFR.

“Termination Date” means the earlier to occur of (a) the Maturity Date and (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.

“Termination Event” means, with respect to a Pension Plan or a Multiemployer Pension Plan, as applicable, (a) a Reportable Event, (b) the withdrawal of the Company or any other member of the Controlled Group from such Pension Plan during a plan year in which the Company or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the imposition of a lien on the property of the Company or any other member of the Controlled Group pursuant to Section 4068 of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan, (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan, (f) such Pension Plan is in “at risk” status within the meaning of Section 430(i) of the Code, or such Multiemployer Pension Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code, or (g) a complete or partial withdrawal from a Multiemployer Pension Plan.

“Total Capitalization” means, at any date, for the Company and its Subsidiaries, the sum of, without duplication, (i) Total Debt plus (ii) Total Net Worth.

“Total Debt” means the aggregate outstanding principal amount of all Debt outstanding under clauses (a), (b) and (c) of the definition thereof and all unreimbursed obligations in respect of drawn letters of credit, bankers acceptances or similar instruments (but only to the extent not reimbursed within one Business Day after the date on which the Company receives written notice of such payment or disbursement), in each case of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding for the avoidance of doubt (a) Hedging Agreements and (b) Debt of the Company to its Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries.

“Total Debt to Total Capitalization Ratio” means, as of the last day of each Computation Period, the ratio of (a) Total Debt as of such day to (b) Total Capitalization for the such Computation Period.

“Total Net Worth” means, at any date, the consolidated shareholders’ equity, determined in accordance with GAAP, of the Company and its Subsidiaries.

“Total Outstandings” means, at any time, the sum of (a) the aggregate principal amount of all outstanding Loans, plus (b) LC Exposure.

“Total Plan Liability” means, at any time, the present value of all vested and unvested accrued benefits under the applicable Pension Plan(s), determined as of the then most recent valuation date for each applicable Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“Transactions” means (a) the execution, delivery and performance by the Company of the Loan Documents on the Effective Date, (b) the use of the proceeds thereof, and (c) the payment of the fees and expenses incurred in connection with the foregoing (such fees and expenses, the “Transaction Costs”).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under the applicable Pension Plan(s) exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each applicable Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“U.S. Dollars” and the sign “$” mean lawful money of the United States of America.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 15.18(a).

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

“Unrestricted Cash” means, as of any date with respect to any Person, cash and Permitted Investments directly owned on such date by such Person, as such amount would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; provided that such cash and Permitted Investments do not appear (and are not required to appear) as “restricted” on a balance sheet of such Person prepared in accordance with GAAP.

“Voting Stock” means, with respect to any Person, shares of such Person’s Equity Interests that is at the time generally entitled, without regard to contingencies, to vote in the election of the Board of Directors of such Person. To the extent that a partnership agreement, limited liability company agreement or other agreement governing a partnership or limited liability company provides that the members of the Board of Directors of such partnership or limited liability company (or, in the case of a limited partnership whose business and affairs are managed or controlled by its general partner, the Board of Directors of the general partner of such limited partnership) is appointed or designated by one or more Persons rather than by a vote of Voting Stock, each of the Persons who are entitled to appoint or designate the members of such Board of Directors will be deemed to own a percentage of Voting Stock of such partnership or limited liability company equal to (a) the aggregate votes entitled to be cast on such Board of Directors by the members of such Board of Directors which such Person or Persons are entitled to appoint or designate divided by (b) the aggregate number of votes of all members of such Board of Directors.

“Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary all of the Equity Interests of which (except directors’ qualifying Equity Interests) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

“Withholding Certificate” has the meaning assigned to such term in Section 7.6(d).

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2         Other Interpretive Provisions.

1.2.1        The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

1.2.2        Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

1.2.3        The term “including” is not limiting and means “including without limitation.”

1.2.4        In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

1.2.5        Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation and (iii) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns.

1.2.6        This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

1.2.7        This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Administrative Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or the Lenders’ involvement in their preparation.

1.3          Limited Condition Transactions. Solely for the purpose of (i) measuring the relevant ratios and baskets with respect to the incurrence of any Debt or the making of any permitted Acquisition or other Investment or (ii) determining the occurrence of any Event of Default or Unmatured Event of Default, in each case, in connection with a Limited Condition Transaction, if the Company makes an LCT Election, the date of determination in determining whether any such incurrence of any Debt or the making of any permitted Acquisition or other Investment is permitted shall be deemed to be the LCT Test Date (provided that for the purpose of determining the occurrence of any Event of Default under Sections 13.1(a) or 13.1(c), such determination shall also be made at the time of the consummation of the Limited Condition Transaction), and if, after giving effect to the applicable Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred as of such date of determination, ending prior to the LCT Test Date on a pro forma basis, the Company could have taken such action on the relevant LCT Test Date in compliance with any such ratio or basket, such ratio or basket shall be deemed to have been complied with. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket (but excluding, for the avoidance of doubt, for purposes of determining compliance with Section 11.12) on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated and tested on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) have been consummated.

1.4          Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), including the Delaware Limited Liability Company Act: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.5           Timing of Payment or Performance. Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

1.6           Exchange Rates. Notwithstanding the foregoing, for purposes of any determination under Section 10, Section 11 or Section 13 or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding, or proposed to be Incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Spot Rate; provided, however, that for purposes of determining compliance with Section 11 with respect to the amount of any Debt, Investment, Lien, asset sale, or Restricted Payment in a currency other than Dollars, no Unmatured Event of Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Debt, Lien or Investment is Incurred or after such asset sale or Restricted Payment is made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.6 shall otherwise apply to such Sections, including with respect to determining whether any Debt, Lien, or Investment may be incurred or asset sale or Restricted Payment made at any time under such Sections. For purposes of any determination of Total Debt to Total Capitalization Ratio and Minimum Liquidity, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the consolidated financial statements of the Company most recently delivered to the Administrative Agent and the Lenders pursuant to Section 10.1.1 or 10.1.2 hereof.

SECTION 2           COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

2.1           Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in Letters of Credit for the account of, the Company as follows:

2.1.1        Commitment. Each Lender with a Commitment severally agrees to make loans in U.S. Dollars on a revolving basis (“Loans”) on and after the Effective Date from time to time until the Termination Date in an amount equal to such Lender’s Pro Rata Share of such aggregate amounts as the Company may request from all Lenders; provided that (i) the Total Outstandings will not at any time exceed the Loan Availability and (ii) the Exposure of any Lender will not at any time exceed its Commitment.

2.1.2         Increase in Commitment.

(a)            The Company may, at its option any time after the consummation of a Qualified IPO and before the Termination Date, seek to increase the Commitments (any such increase, a “Commitment Increase”) upon written notice to the Administrative Agent; provided that, the aggregate principal amount of all Commitment Increases shall not exceed $200,000,000.

(b)            Any such notice delivered to the Administrative Agent in connection with a Commitment Increase shall be delivered at a time when no Unmatured Event of Default or Event of Default has occurred and is continuing and shall specify (i) the amount of such Commitment Increase (which shall not be less than $10,000,000 (unless otherwise agreed by the Administrative Agent) or, if less, the maximum amount of Commitment Increase remaining to be established hereunder) sought by the Company, (ii) the date (each, an “Increased Amount Date”) on which the Company proposes that such Commitment Increase shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent (unless otherwise agreed by the Administrative Agent in its reasonable discretion) and (iii) the identity of each Incremental Lender to whom the Company proposes any portion of such Commitment Increase be allocated and the amounts of such allocations. The Administrative Agent, subject to the consent of the Company, which shall not be unreasonably withheld, may allocate the Commitment Increase (which may be declined by any Lender (including in its reasonable discretion)) on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or other Persons (other than Ineligible Institutions) reasonably acceptable to each of the Administrative Agent, each Issuing Bank and the Company which have expressed a desire to accept the Commitment Increase. The Administrative Agent will then notify each existing Lender and Incremental Lender of such revised allocations of the Commitments, including the desired increase. No Commitment Increase shall become effective until each of the Incremental Lenders extending such Commitment Increase and the Company shall have delivered to the Administrative Agent a document in form reasonably satisfactory to the Administrative Agent pursuant to which any such Incremental Lender states the amount of its Commitment Increase and agrees to assume and accept the obligations and rights of a Lender hereunder, and the Company accepts such new Commitments.

(c)            Notwithstanding the foregoing, no Commitment Increase shall be established unless, subject to Section 1.3, (i) no Unmatured Event of Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Commitment Increase; (ii) all fees and expenses, if any, owing in respect of such increase to the Administrative Agent and the Lenders will have been paid; (iii) the Company shall be in pro forma compliance with each of the covenants set forth in Section 11.12 as of the last day of the most recently ended Computation Period after giving effect to such Commitment Increase and other customary and appropriate pro forma adjustment events, including any Acquisitions or dispositions after the beginning of the relevant Computation Period but on or prior to or simultaneous with the establishment of such Commitment Increase; and (iv) the Company shall deliver or cause to be delivered any customary legal opinions or other customary closing documents reasonably requested by the Administrative Agent in connection with any such transaction.

(d)           Upon the effectiveness of any Commitment Increase of any Incremental Lender that is not already a Lender pursuant to this Section 2.1.2, such Incremental Lender shall be deemed to be a “Lender” hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders hereunder. After giving effect to any Commitment Increase, all Loans and all such other credit exposure shall be held ratably by the Lenders in proportion to their respective Commitments, as revised to reflect the increase in the Commitments. The terms of any such Commitment Increase and the extensions of credit made pursuant thereto shall be identical to those of the other Commitments and the extensions of credit made pursuant thereto. Each Commitment Increase shall be deemed for all purposes a Commitment and each Loan made thereunder shall be deemed, for all purposes, a Loan. The Administrative Agent may elect or decline to arrange the increase in Commitment sought by the Company but is under no obligation to arrange or consummate any such increase. The Company will cooperate with the Administrative Agent in such efforts.

2.2          Loan Procedures.

(a)            Various Types of Loans. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Subject to Section 8.2, each Borrowing shall be comprised entirely of Base Rate Loans or LIBOR Loans as the Company may request in accordance herewith.

(b)            At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a LIBOR Borrowing that results from a continuation of an outstanding LIBOR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) LIBOR Borrowings outstanding. Notwithstanding anything to the contrary herein, a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Loan Availability or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.3.5.

(c)            Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert to or continue, any LIBOR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

2.2.1        Requests for Borrowings. To request a Borrowing, the Company shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a LIBOR Borrowing, not later than noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than noon, New York City time, on the day of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Company. Each such Borrowing Request shall specify the following information (to the extent applicable, in compliance with Sections 2.1.1 and 2.2(a)):

(i)            the aggregate amount of such Borrowing;

(ii)           the requested date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be a Base Rate Borrowing or a LIBOR Borrowing;

(iv)          in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)           the location and number of the account of the Company to which funds are to be disbursed or, in the case of any Base Rate Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.3.5, the identity of the Issuing Bank that made such LC Disbursement; and

(vi)          that as of such date Sections 12.2.1(a) and 12.2.1(b) are satisfied.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.2.1, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

2.2.2        Interest Elections.

(a)           Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.2.2. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)          To make an election pursuant to this Section 2.2.2, the Company shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.2.1 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Company.

(c)          Each Interest Election Request shall specify the following information in compliance with Section 2.2.1:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be a Base Rate Borrowing or a LIBOR Borrowing; and

(iv)        if the resulting Borrowing is to be a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request in accordance with this Section 2.2.2, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the Company fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under Section 13.1(c) has occurred and is continuing with respect to the Company, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders has notified the Company of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

2.3          Letter of Credit.

2.3.1        General. Subject to the terms and conditions set forth herein, the Company may request any Issuing Bank to issue Letters of Credit for the Company’s own account (or, so long as the Company is a joint and several co-applicant with respect thereto, the account of any Subsidiary), denominated in U.S. Dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the period from the Effective Date to the Termination Date. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 5.2 to the same extent as if it were the sole account party in respect of such Letter of Credit. Notwithstanding anything contained in any letter of credit application or other agreement (other than this Agreement or any Security Document) submitted by the Company to, or entered into by the Company with, any Issuing Bank relating to any Letter of Credit, (i) all provisions of such letter of credit application or other agreement purporting to grant Liens in favor of such Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Company shall not request, and no Issuing Bank shall have any obligation to issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person or in any country or territory that, at the time of such issuance, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally.

2.3.2        Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to Section 2.3.3), the Company shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the requested date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.3.3), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be requested by the applicable Issuing Bank as necessary to enable such Issuing Bank to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Company shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case as required by the applicable Issuing Bank and using such Issuing Bank’s standard form (each such agreement or application, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended or extended only if (and upon each issuance, amendment or extension of any Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the LC Exposure will not exceed $50,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the Letter of Credit Commitment of such Issuing Bank, (iii) no Lender will have Exposure greater than its Commitment and (iv) the Loan Availability will not exceed the Total Outstandings. The Company may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Company shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect to such reduction, the condition set forth in clauses (i) through (iv) above shall not be satisfied. Each Issuing Bank agrees that it shall not permit any issuance, amendment or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof as required under Section 2.3.13. Notwithstanding the foregoing, no Issuing Bank shall be required to issue a commercial or trade Letter of Credit unless otherwise agreed between the Company and the applicable Issuing Bank, in its sole discretion.

2.3.3        Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, however, that any Letter of Credit may contain customary automatic extension provisions agreed upon by the Company and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall be automatically extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary in advance of any such extension.

2.3.4        Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Lender, the Issuing Bank that is the issuer of thereof hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Pro Rata Share of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in Section 2.3.5, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Unmatured Event of Default, any reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Company deemed made pursuant to Section 12.2.1 unless, at least one Business Day prior to the time such Letter of Credit is issued, amended or extended (or, in the case of an automatic extension permitted pursuant to Section 2.3.3, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Required Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 12.2.1 would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

2.3.5        Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than (i) if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on any Business Day, then 1:30 p.m., New York City time, on the next Business Day immediately following the day that the Company receives such notice, or (ii) otherwise, 1:30 p.m., New York City time, on the second Business Day immediately following the day that the Company receives such notice; provided that, if the amount of such LC Disbursement is $100,000 or more, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2.1 that such payment be financed with a Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. If the Company fails to reimburse any LC Disbursement by the time specified above in this paragraph, then the Administrative Agent shall notify each Lender of such failure, the payment then due from the Company in respect of the applicable LC Disbursement and such Lender’s Pro Rata Share thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Pro Rata Share of the amount then due from the Company, in the same manner as provided in Section 2.4 with respect to Loans made by such Lender (and Section 2.4 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of a Base Rate Borrowing) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

2.3.6        Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in Section 2.3.5 is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or wilful misconduct.

2.3.7        Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by facsimile or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement in accordance with Section 2.3.5.

2.3.8        Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement in full, at the rate per annum then applicable to Base Rate Loans; provided that, if the Company fails to reimburse such LC Disbursement in full when due pursuant to Section 2.3.5, then the proviso to Section 4.1(b) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.3.5 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Company reimburses the applicable LC Disbursement in full.

2.3.9        Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Required Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in Section 13.1(c). The Company also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 6.2.2(a), 2.6(c) or 15.1.1(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and reasonable discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding the terms of any Security Document, moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of Required Lenders and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured, waived or no longer continuing. If the Company is required to provide an amount of cash collateral hereunder pursuant to Section 6.2.2(a), such amount (to the extent not applied as aforesaid) shall be returned to the Company to the extent that, after giving effect to such return, the Total Outstandings would not exceed the Loan Availability and no Event of Default shall then be continuing. If the Company is required to provide an amount of cash collateral hereunder pursuant to Section 2.6(c), such amount (to the extent not applied as aforesaid) shall be returned to the Company as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall then be continuing.

2.3.10      Designation of Additional Issuing Banks. The Company may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent (and which shall specify the initial Letter of Credit Commitment of such Issuing Bank), executed by the Company, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein or in any other Loan Document to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

2.3.11      Termination of an Issuing Bank. The Company may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the tenth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Company shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 5.2. Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not be required to issue any additional Letters of Credit.

2.3.12      Replacement or Resignation of an Issuing Bank.

(a)            An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 5.2. From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein or in any other Loan Document to the term “Issuing Bank” shall be deemed to refer to such successor Issuing Bank or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party thereto and shall continue to have all the rights and obligations of an Issuing Bank hereunder and under each other Loan Document with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(b)           Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.3.11.

2.3.13      Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.3, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the stated amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Company fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

2.3.14      LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination.

2.3.15       Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

2.4          Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Company by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Company maintained with the Administrative Agent in New York City and designated by the Company in the applicable Borrowing Request; provided that Base Rate Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.3.5 shall be remitted by the Administrative Agent to the Issuing Bank.

2.5          Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable date of the making of a Loan or the issuing or extension of a Letter of Credit that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may, in its reasonable discretion, but shall not be obligated to, make available to the Company a corresponding amount on such date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.5 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

2.6          Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Letter of Credit Commitment exists at the time a Lender having a Commitment becomes a Defaulting Lender then:

(a)            such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 15.1;

(b)            all or any part of such Letter of Credit Commitment shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Share of such Letter of Credit Commitment but only to the extent (i) the sum of the non-Defaulting Lenders’ Pro Rata Shares of the sum, as at any date of determination, of (x) the aggregate principal amount of all Loans (other than Loans made for the purpose of reimbursing an Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied) and (y) the LC Exposure, plus such Defaulting Lender’s Pro Rata Share of Exposure do not exceed the total of all non-Defaulting Lenders’ Commitments and (ii) the conditions set forth in Section 12.2.1 are satisfied at such time; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the sum of the aggregate outstanding principal amount of the Loans of such non-Defaulting Lender plus such non-Defaulting Lender’s Pro Rata Share of the outstanding LC Exposure;

(c)            if the reallocation described in clause (b) above cannot, or can only partially, be effected, the Company shall, within five Business Days following notice by the Administrative Agent, Cash Collateralize such Defaulting Lender’s Pro Rata Share of the Letter of Credit Commitment (after giving effect to any partial reallocation pursuant to clause (b) above) for so long as such Letter of Credit Commitment is outstanding;

(d)            if the Letter of Credit Commitment of the non-Defaulting Lenders is reallocated pursuant to clause (b) above, then the fees payable to the Lenders pursuant to Section 5 solely in respect of the unfunded portion of such Lenders’ Commitment shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

(e)            if the Company, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to paragraph (b) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 3           EVIDENCING OF LOANS.

3.1          Notes. If so requested by any Lender by written notice to the Company (with a copy to the Administrative Agent), the Loans of each Lender shall be evidenced by a Note, with appropriate insertions, payable to such Lender in a face principal amount equal to such Lender’s Commitment.

3.2          Recordkeeping. The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Company hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon. The Administrative Agent will provide to the Company, at the Company’s expense, copies of such records pertaining to the Company from time to time upon the Company’s reasonable written request.

SECTION 4           INTEREST.

4.1          Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

(a)            at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin;

(b)            at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the Adjusted LIBO Rate applicable to each Interest Period for such Loan plus the LIBOR Margin;

provided that (i) if any amount payable by the Company under the Loan Documents is not paid when due, whether at stated maturity, by acceleration or otherwise, during the continuance of an Event of Default under Section 13.1(a) or 13.1(c), then such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; and (ii) accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand; provided, further, that no amount shall be payable pursuant to this Section 4.1(b) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that no amounts shall accrue pursuant to this Section 4.1(b) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

4.2          Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date and at the Maturity Date. After the Maturity Date, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

4.3          Setting and Notice of Rates. The applicable rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Lender. The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Administrative Agent in determining the Adjusted LIBO Rate hereunder.

4.4          Computation of Interest.

(a)            Interest shall be computed for the actual number of days elapsed on the basis of a year of (a) 360 days for interest calculated at the Adjusted LIBO Rate, and (b) 365/366 days for interest calculated at the Base Rate. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

(b)            Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such Interest Payment Date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of such Loan, including final maturity of such Loan; provided, that with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(c)            Each determination of an interest rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.

SECTION 5           FEES.

5.1          Commitment Fee. The Company agrees to pay to the Administrative Agent at its Principal Office for the account of each Lender based on such Lender’s Pro Rata Share a commitment fee in U.S. Dollars, which shall accrue at the Commitment Fee Rate on the daily unused amount of the Commitment of such Lender during the period from the Effective Date to the Termination Date; provided, that any commitment fee accrued with respect to any of the unused Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall be payable by the Company so long as such commitment fee shall otherwise have been due and payable by the Company prior to such time of such Lender becoming a Defaulting Lender. Commitment fees shall be payable in arrears on the last day of each Fiscal Quarter and on the Termination Date for any period then ending for which such commitment fees shall not have previously been paid. The commitment fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days. For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender.

5.2          Letter of Credit Fees.

(a)            The Company agrees to pay to the Administrative Agent at its Principal Office for the account of each Lender a letter of credit fee for each Letter of Credit equal to the LC Fee Rate in effect from time to time of such Lender’s Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days). Such letter of credit fees shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

(b)            In addition, with respect to each Letter of Credit, the Company agrees to pay to each Issuing Bank, for its own account, (i) such fees and expenses as such Issuing Bank customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee of 0.125% per annum on the aggregate face amount of all outstanding Letters of Credit issued by such Issuing Bank. Such letter of credit fronting fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

5.3           Administrative Agent’s Fees. The Company agrees to pay to the Administrative Agent such agent’s fees in the amounts and at times separately agreed upon.

SECTION 6           REDUCTION OR TERMINATION OF THE COMMITMENT; PREPAYMENTS.

6.1          Reduction or Termination of the Commitment.

6.1.1        Voluntary Reduction or Termination of the Commitment. The Company may from time to time on at least three Business Days’ prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Commitments to an amount not less than the Total Outstandings; provided that a notice of termination or reduction of the Commitments under this Section 6.1.1 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date). Any such reduction shall be in an amount not less than the Borrowing Minimum or a higher integral multiple of the Borrowing Multiple. Concurrently with any reduction of the Commitments to zero, the Company shall pay all interest on the Loans, all commitment fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

6.1.2        All Reductions of the Commitments. All reductions of the Commitments shall reduce the Commitments ratably among the Lenders according to their respective Pro Rata Shares.

6.2          Prepayments.

6.2.1        Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part; provided that the Company shall give the Administrative Agent (which shall promptly advise each Lender) written notice thereof, which shall be substantially in the form of Exhibit D, not later than (i) with respect to Base Rate Loans, 12:00 P.M., New York City time, one Business Day prior to the proposed date of such prepayment and (ii) in the case of LIBOR Loans, 12:00 P.M., New York City time, three Business Days prior to the proposed date of such prepayment, which shall, in each case, be a Business Day, specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to the Borrowing Minimum or a higher integral multiple of the Borrowing Multiple.

6.2.2        Mandatory Prepayments. (a) If on any day the Total Outstandings exceeds the Commitments, the Company shall immediately prepay Loans (or, if no Loans are outstanding, Cash Collateralize the outstanding Letters of Credit), in an amount sufficient to eliminate such excess.

(b)           Within three Business Days after a Qualified IPO, the Company shall apply a portion of the net cash proceeds therefrom to prepay any then outstanding Loans (which, for the avoidance of doubt, shall not reduce the amount of the Commitments). The Company shall provide the Administrative Agent with notice of such prepayment in the same manner as provided in Section 6.2.1 with respect to a voluntary prepayment.

6.3          Manner of Prepayments. Each voluntary partial prepayment shall be in a principal amount of the Borrowing Minimum or a higher integral multiple of the Borrowing Multiple. Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.3. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans shall be applied first, to repay outstanding Base Rate Loans to the full extent thereof; and second, to repay outstanding LIBOR Loans in direct order of Interest Period maturities.

6.4          Repayments.

(a)            The Loans of each Lender shall be paid in full and the Commitment shall terminate on the Termination Date.

(b)           On or prior to the Termination Date, the Company shall terminate, Cash Collateralize or make such other arrangement as each applicable Issuing Bank shall reasonably agree with respect to each Letter of Credit that otherwise would remain outstanding as of the Termination Date.

SECTION 7           MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1          Making of Payments.

(a)            All payments of principal or interest on Loans denominated in U.S. Dollars, and of all fees, shall be made by the Company to the Administrative Agent in U.S. Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, at the Principal Office designated by the Administrative Agent not later than 12:00 P.M., New York City time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Company directly to the Lender entitled thereto without setoff, counterclaim or other defense.

(b)            Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Company to the Administrative Agent pursuant to Section 6.2.1), notice from the Company that the Company will not make such payment or prepayment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

7.2           Application of Certain Payments. Prior to the exercise of remedies provided for in Section 13.2, voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3. After the exercise of remedies provided for in Section 13.2, all amounts collected or received by the Administrative Agent or any Lender shall be applied in the following order, and concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment: (i) first, to the payment of all fees, costs, expenses and indemnities of the Administrative Agent (in its capacity as such), including Attorney Costs, in each case then due and owing, until paid in full; (ii) second, to the payment of all fees, costs, expenses and indemnities of the Lenders, pro-rata, in each case then due and owing, until paid in full; (iii) third, to the payment of all of the Obligations consisting of accrued and unpaid interest, in each case then due and owing, to any Lender, pro-rata, until paid in full; (iv) fourth, to the payment of all Obligations consisting of principal, in each case then due and owing, to any Lender, unreimbursed disbursements under Letters of Credit, in each case then due and owing, to any Issuing Bank and all Secured Cash Management Obligations and Secured Hedging Obligations, in each case, then due and owing, to any Secured Party, pro-rata, until paid in full; (v) fifth, to Cash Collateralize all Obligations in respect of outstanding Letters of Credit; (vi) sixth, to the payment of all other Obligations, in each case then due and owing, to each Secured Party, pro-rata, until paid in full; and (vii) seventh, to the applicable Loan Parties or their successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.3          Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4          Setoff. The Company agrees that the Administrative Agent and each Lender have, during the continuance of any Event of Default, all rights of set-off and bankers’ lien provided by applicable Law, in any currency, and in addition thereto, the Company agrees that at any time any Event of Default is there continuing, the Administrative Agent and each Lender may apply to the payment of any Obligations of the Company hereunder, that are then due and owing, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Administrative Agent or such Lender.

7.5          Proration of Payments.

(a)            Except as otherwise set forth in this Agreement, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of (i) principal of or interest on any Loan, but excluding any payment pursuant to Section 8.6 or 15.4) or (ii) its participation in any Letter of Credit in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

(b)            Except as otherwise set forth in this Agreement, all Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionally to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

7.6          Taxes.

(a)          (i)         To the extent permitted by applicable Law, all payments hereunder or under the Loan Documents (including any payment of principal, interest or fees) to, or for the benefit, of the Lenders or the Administrative Agent shall be made by the Company free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

(ii)         In addition, the Company shall pay any Other Taxes to the relevant taxing authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(b)           If the Company makes any payment hereunder or under any Loan Document in respect of which it is required by applicable Law to, and does in fact, deduct or withhold any Taxes, the Company shall pay the full amount deducted or withheld to the relevant taxing authority within the time allowed for payment under applicable Law and shall deliver to the Administrative Agent as soon as practicable after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment. In addition, if the Taxes that the Company deducts or withholds are Indemnified Taxes, the Company shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of such Taxes (and any Indemnified Taxes deducted or withheld with respect to the additional payments required under this Section 7.6(b)), the amounts received by the Lenders or the Administrative Agent equal the amounts that would have been received had no such deduction or withholding been made.

(c)            If any Lender or the Administrative Agent is required by Law to make any payments of any Indemnified Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Indemnified Tax is assessed against a Lender or the Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, the Company will indemnify such Person against (i) such Indemnified Taxes (and any reasonable expenses associated with such Indemnified Taxes) and (ii) any Indemnified Taxes imposed as a result of the receipt of the payment under this Section 7.6(c), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by relevant taxing authority. A certificate prepared in good faith as to the amount of such payment by such Lender or the Administrative Agent (on its own behalf or on behalf of a Lender) shall, absent manifest error, be final, conclusive, and binding on all parties.

(d)          (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)         Each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Lender”) shall deliver to the Company and the Administrative Agent on or prior to the Effective Date (or in the case of a Lender that is an assignee, on the date of such assignment to such Lender) two accurate and complete signed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS), as applicable, certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Lender is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), the Lender shall deliver (along with two accurate and complete signed copies of IRS Form W-8BEN, or W-8BEN-E, as applicable) a certificate in form and substance reasonably acceptable to the Company and the Administrative Agent to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Code Section 881(c)(3)(A), a “10-percent shareholder” of the Company within the meaning of Code Section 881(c)(3)(B), or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) (any such certificate, a “Withholding Certificate”). In addition, each Lender that is a Non-U.S. Lender agrees that from time to time after the Effective Date (or in the case of a Lender that is an assignee, after the date of the assignment to such Lender), when a lapse in time or a change in circumstances renders the prior certificates hereunder obsolete or inaccurate, such Lender shall, to the extent permitted under applicable Law, deliver to the Company and the Administrative Agent two new and accurate and complete signed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.

(iii)         Each Lender that is a United States person within the meaning of Code Section 7701(a)(30) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to the Company and the Administrative Agent on or prior to the Effective Date (or in the case of a Lender that is an assignee, on the date of such assignment to such Lender) certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 7.6(d)(iii) is rendered obsolete or inaccurate as result of a change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable Law, deliver to the Company and the Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender’s exemption from United States backup withholding tax.

(iv)         If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 7.6(d)(iv), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(v)          Each Lender agrees to indemnify and hold harmless the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.5(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. This indemnification shall be made within 30 days from the date the Administrative Agent makes written demand therefor.

(e)           If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section 7.6 (including by the payment of additional amounts pursuant to this Section 7.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 7.6 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)             Each party’s obligations under this Section 7.6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 8          INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

8.1           Increased Costs.

(a)          If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank;

(ii)          impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)         subject any Recipient to any Taxes (other than (A) Taxes on or in relation to any amounts received or receivable under any Loan Document, (B) Excluded Taxes, (C) Other Connection Taxes and (D) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)            If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)            A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 8.1 shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)            Notwithstanding the foregoing, no Lender or Issuing Bank shall be entitled to seek compensation under this Section 8.1 based on the occurrence of a Change in Law arising solely from (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines or directives thereunder or issued in connection therewith or (y) Basel III or any requests, rules, guidelines or directives thereunder or issued in connection therewith, unless such Lender or Issuing Bank is generally seeking compensation from other borrowers in the U.S. leveraged loan market with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 8.1.

(e)            Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 8.1 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 8.1 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

8.2          Alternate Rate of Interest.

(a)          Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 8.2, if prior to the commencement of any Interest Period for a LIBOR Borrowing:

(i)           the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)         the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their LIBOR Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and (B) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)            Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)            Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso to this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its reasonable discretion.

(d)            In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)            The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 8.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.2.

(f)             Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the Adjusted LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)            Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a LIBOR Borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

8.3          Funding Losses. The Company hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan but excluding a loss of profits), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.2) or (b) any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a Borrowing Request or Interest Election Request pursuant to this Agreement.

8.4          Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

8.5          Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted LIBO Rate for such Interest Period.

8.6          Mitigation of Circumstances; Replacement of Lenders.

(a)            Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.2 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) above and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.

(b)            If the Company becomes obligated to pay additional amounts to any Lender pursuant to Section 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.1 or 8.3, the Company may designate another bank which is reasonably acceptable to the Administrative Agent and each Issuing Bank in their reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder provided (i) in the case of any assignment resulting from a claim for payment under Section 7.6 or 8.1, such assignment will result in a reduction in such payments, (ii) such assignment does not conflict with applicable law and (iii) in the case of any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender becoming a non-consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. Upon such purchase and assumption (pursuant to an Assignment and Assumption), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder. Each Lender agrees that if it is replaced pursuant to this Section 8.6, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by one or more Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 8.6to execute an Assignment and Assumption or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Note shall be deemed cancelled. In connection with any replacement under this Section 8.6, if the replaced Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption by the time all Obligations of the Company owing to such Lender have been paid in full to such replaced Lender (other than in respect of contingent indemnification claims as to which no claim has been asserted), then such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption.

8.7          Conclusiveness of Statements. Any Lender requesting compensation under Section 8.1or 8.3 shall be required to deliver a certificate to the Company that (A) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (B) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.

SECTION 9           REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, the Company represents and warrants to the Administrative Agent and the Lenders that:

9.1          Organization. (a) Each of the Company and its Subsidiaries is validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing under the Laws of its jurisdiction of organization; and (b) each of the Company and its Subsidiaries is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2           Authorization; No Conflict. (a) The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary action on the part of each Loan Party that is party thereto and each such Loan Document has been duly executed and delivered by each such Loan Party party thereto and (b) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not (i) require any consent or approval of, filing with or notice to, any Governmental Authority or any other Person (other than any consent or approval which has been obtained or filing or notice which has been made, and, in each case, which is in full force and effect), (ii) conflict with (A) any provision of Law, (B) the charter, by-laws or other organizational documents of the Company or any Subsidiary or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company, any Subsidiary or any of their respective properties, except with respect to clauses (A) or (C) to the extent such conflict would not have a Material Adverse Effect or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party other the creation or imposition of any Lien pursuant to the Security Documents.

9.3          Validity and Binding Nature. Each Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar Laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

9.4          Financial Condition.

(a)            The Company has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows (i) as of and for the Fiscal Year ended December 31, 2019, audited by and accompanied by an opinion of RSM US LLP, independent public accountants (without a “going concern” or like qualification and without any qualification as to the scope of such audit) and (ii) as of and for the Fiscal Quarter and the portion of the Fiscal Year ended September 30, 2020 (and comparable periods for the prior Fiscal Year). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis as of such dates and for such periods in all material respects accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

9.5          No Material Adverse Change. Since December 31, 2019, there has been no event or condition that has had either individually or in the aggregate, a Material Adverse Effect.

9.6          Litigation and Guarantee Obligations. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary which would reasonably be expected to have a Material Adverse Effect. As of the Effective Date, none of the Company or any Subsidiary has any Guarantee Obligations that are not in the ordinary course of business and that are not listed on Schedule 9.6 or permitted by Section 11.1.

9.7          Ownership of Properties; Liens. Each of the Company and its Subsidiaries owns good and, in the case of real property, record title to all of the properties (including the Mortgaged Properties) and assets, real and personal, tangible and intangible, of any nature whatsoever which are material to its business which it purports to own or which are reflected in its financial statements (except for personal property sold in the ordinary course of business after the date of such financial statements), free and clear of all Liens, charges and claims except as permitted by Section 11.2, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect.

9.8          Equity Ownership; Subsidiaries. Schedule 9.8 describes each Subsidiary as of the Effective Date and identifies the ownership of each Subsidiary. As of the Effective Date, except as identified on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Equity Interests of any Subsidiary.

9.9          Pension Plans.

(a)            The Unfunded Liability of all Pension Plans does not in the aggregate exceed 20% of the Total Plan Liability for all such Pension Plans. Each Pension Plan complies in all material respects with all applicable requirements of Law and regulations. No failure to make contributions under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 303(k) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or the Company or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any other member of the Controlled Group has engaged in any prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, neither the Company nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect.

(b)            All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; neither the Company nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA), that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10        Investment Company Act. None of the Company or any Subsidiary is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.11         Regulation U, T, and X. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the proceeds of any Loans will be used for any purpose which violates the provisions of Regulation U, Regulation T or Regulation X.

9.12         Taxes. Each of the Company and its Subsidiaries has timely filed all Tax returns and reports required by Law to have been filed by it and has paid all Taxes and governmental charges due and payable with respect to such returns and reports, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or where the failure to file such returns and reports or to pay such Taxes or charges could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have made adequate reserves on their books and records in accordance with GAAP for all Taxes that have accrued but which are not yet due and payable. None of the Company or any Subsidiary has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

9.13         Solvency, etc. On the Effective Date, immediately after giving effect to the issuance of each Letter of Credit and the borrowing if any made on the Effective Date and the use of the proceeds thereof, the Company and its Subsidiaries on a consolidated basis, are Solvent.

9.14         Environmental Matters. Each of the Company and its Subsidiaries complies is in compliance with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable Law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each of the Company and its Subsidiaries has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law for their respective operations, and for their reasonably anticipated future operations, and each of the Company and its Subsidiaries is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to the Company or any Subsidiary, or, either individually or in the aggregate, in a Material Adverse Effect. None of the Company or its Subsidiaries and none of their respective properties or operations is subject to any written order from or agreement with any Governmental Authority, and none of the Company or any Subsidiary and none of their respective properties or operations is subject to any pending, or to the Company’s knowledge threatened litigation, arbitration, investigation or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance, except with respect to orders, agreements, litigation, arbitration, investigations or other proceedings that could not reasonably be expected to result in material liability to the Company or any Subsidiary, or, either individually or in the aggregate, in a Material Adverse Effect. There are no Hazardous Substances or other environmental conditions or circumstances existing with respect to any property currently owned, leased or operated by the Company or any Subsidiary or, to the Company’s knowledge, any other location (including any site at which the Company has disposed or arranged for the disposal of Hazardous Substances) or relating to any release or threatened release of any Hazardous Substance, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

9.15          Insurance. Set forth on Schedule 9.15 is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Effective Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, deductibles and self-insured retention).Each of the Company, its Subsidiaries and their respective properties are insured with financially sound and reputable insurance companies, in at least such amounts (after giving effect to self-insurance) which the Company (in the good faith judgment of the management of the Company) believes is reasonable and prudent in light of the size and nature of its business).

9.16          Real Property. Set forth on Schedule 9.16 is a complete and accurate list, as of the Effective Date, of the addresses of all real property owned by the Company or any Subsidiary.

9.17          Information. As of the Effective Date, all information heretofore or contemporaneously herewith furnished in writing by the Company or any Subsidiary to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender pursuant hereto or in connection herewith (in each case, other than projections, other forward-looking information and information of a general economic or general industry nature) when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time prior to the Effective Date). All financial projections concerning the Company and its Subsidiaries heretofore or contemporaneously herewith furnished in writing by the Company or any Subsidiary to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby are, and all such financial projections hereafter furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, prepared in good faith based upon assumptions believed by the Company to be reasonable at the time furnished (it being recognized by the Administrative Agent and the Lenders that (w) financial projections are as to future events and are not to be viewed as facts, (x) financial projections are subject to significant uncertainties and contingencies, many of which are beyond the Company or any Subsidiaries’ control, (y) no assurance can be given that any particular financial projections will be realized and (z) actual results during the period or periods covered by any such financial projections may differ significantly from the projected results and such differences may be material).

9.18        Intellectual Property. Each of the Company and its Subsidiaries owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, license and other intellectual property rights as are necessary for the conduct of the businesses of the Company and its Subsidiaries, and does not infringe upon any rights of any other Person which could reasonably be expected to have a Material Adverse Effect.

9.19        Labor Matters. Except as set forth on Schedule 9.19, none of the Company or any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or, to the Company’s knowledge, threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters except any violation which could not reasonably be expected to have a Material Adverse Effect.

9.20        No Default. No Event of Default or Unmatured Event of Default has occurred or is continuing.

9.21        Material Licenses. All Material Licenses have been obtained or exist for each of the Company and its Subsidiaries.

9.22        Compliance with Material Laws. To the Company’s knowledge, each of the Company and its Subsidiaries is in compliance with all Material Laws except to the extent that any relevant violation would not reasonably be expected to have a Material Adverse Effect.

9.23        Subordinated Debt. The subordination provisions of the Subordinated Debt (if any) are enforceable against the holders of the Subordinated Debt by the Administrative Agent and the Lenders. All Obligations constitute Debt which is senior to the Subordinated Debt and entitled to the benefits of the subordination provisions contained in the Subordinated Debt Documents, if any.

9.24        Collateral Matters. Subject to exceptions and limitations set forth herein or therein, the Security Documents, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other required actions will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and such Lien will constitute a perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 11.2.

9.25        PATRIOT Act; OFAC; Sanctions and Anti-Corruption and Anti-Money Laundering Laws.

(a)            PATRIOT Act. To the extent applicable, each of the Company and its Subsidiaries is in compliance in all material respects with the Patriot Act.

(b)            Other Laws. The Company and its Subsidiaries are in compliance, in all material respects, with Anti-Corruption Laws, including, for the avoidance of doubt, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the UK Bribery Act of 2010.

(c)            Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company and its Subsidiaries and their respective directors and officers, and to the knowledge of the Company, their respective employees with the FCPA and applicable Sanctions, and the Company and its Subsidiaries and, to the knowledge of the Company, their respective officers, employees and directors, are in compliance with the FCPA and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company or any Subsidiary being designated as a Sanctioned Person. None of the Company or its Subsidiaries or, to the knowledge of Company or such Subsidiary, any of their respective directors, officers, employees is a Sanctioned Person.

(d)            Use of Proceeds. No part of the proceeds of the Loans or Letters of Credit will be used by the Company or its Subsidiaries, directly or, to the knowledge of the Company, indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA, (ii) in violation of Sanctions or (iii) in violation of the FCPA or other applicable anti-terrorism Laws and anti-money laundering Laws, including, for the avoidance of doubt, the Patriot Act.

SECTION 10           AFFIRMATIVE COVENANTS.

From and after the Effective Date and until the Termination Date and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full (other than contingent amounts not yet due) and all Letters of Credit have been terminated, expired or Cash Collateralized, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

10.1        Reports, Certificates and Other Information. Furnish to the Administrative Agent for further distribution by the Administrative Agent to each Lender:

10.1.1      Annual Financial Statements. Within ninety days after the end of each Fiscal Year (or, following a Qualified IPO, such later date as may be permitted by the SEC for the filing of the Annual Report on Form 10-K by the IPO Entity with the SEC) a copy of the annual audit report of the Company (or, following a Qualified IPO, the IPO Entity) and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of operations and cash flows of the Company (or, following a Qualified IPO, the IPO Entity) and its Subsidiaries as at the end of such Fiscal Year, which report shall be unqualified as to “going concern” and scope of audit (except for any such qualification solely with respect to or resulting from an upcoming maturity of any Debt of the Company or its Subsidiaries or any potential inability to satisfy any financial maintenance covenant on a future date or in a future period (or, other than in the case of any financial maintenance covenant included herein, any actual inability to satisfy any financial maintenance covenant on a future date or in a future period)) by independent auditors of recognized standing selected by the Company (or, following a Qualified IPO, the IPO Entity); provided that the Company shall be deemed to have delivered and certified the information required in this Section 10.1.1 to the extent, and on the date, that such information is posted at the Company’s website on the internet at www.brighthealthplan.com, at www.sec.gov, or at such other website identified by the Company, in all cases so long as such website is accessible by the Administrative Agent and the Lenders without charge.

10.1.2       Quarterly Financial Statements. Promptly when available and in any event within forty-five days after the end of each Fiscal Quarter (or, following a Qualified IPO, such later date as may be permitted by the SEC for the filing of the Form 10-Q by the IPO Entity with the SEC) (other than the fourth Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Company(or, following a Qualified IPO, the IPO Entity) and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of income and consolidated statements of cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter; provided that the Company shall be deemed to have delivered and certified the information required in this Section 10.1.2 to the extent, and on the date, that such information is posted at the Company’s website on the internet at www.brighthealthplan.com, at www.sec.gov, or at such other website identified by the Company, in all cases so long as such website is accessible by the Administrative Agent and the Lenders without charge.

10.1.3       Compliance Certificates. No later than 5 Business Days after the date that each annual audit report is required to be furnished pursuant to Section 10.1.1 and each set of quarterly statements is required to be furnished pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Responsible Officer of the Company, containing (i) in respect of Section 10.1.2, a certification of such Responsible Officer that the financial statements accompanying such compliance certificate have been prepared in all material respects in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as otherwise expressly indicated therein, including the notes thereto), (ii) a computation of each of the applicable financial ratios and restrictions set forth in Section 11.12 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default as of the last day of the Fiscal Quarter or the Fiscal Year has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (iii) prior to a Qualified IPO, a written statement of the Company’s management setting forth a discussion of the Company’s financial condition, changes in financial condition and results of operations.

10.1.4       Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC; copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to public security holders generally; provided that the Company shall be deemed to have delivered and certified the information required in this Section 10.1.4 to the extent, and on the date, that such information is posted at the Company’s website on the internet at www.brighthealthplan.com, at www.sec.gov, or at such other website identified by the Company, in all cases so long as such website is accessible by the Administrative Agent and the Lenders without charge.

10.1.5       Notice of Default and Litigation Matters. Promptly after a Responsible Officer of the Company obtains actual knowledge of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

(a)            the occurrence of an Event of Default or an Unmatured Event of Default;

(b)            any litigation, arbitration, investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any of its Subsidiaries or to which any of the properties of any thereof is subject which could reasonably be expected to result in a Material Adverse Effect;

(c)            the receipt of any written notice from any Governmental Authority (i) of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any Material License now or hereafter held by the Company or any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect or (ii) of the institution of any disciplinary proceedings against or in respect of the Company or any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for a for-cause audit by the U.S. Department of Health and Human Services which could reasonably be expected to have a Material Adverse Effect;

(d)           any violation by any Insurance Subsidiary of the minimum statutory net worth requirements imposed by any Governmental Authority to which such Insurance Subsidiary is subject which could reasonably be expected to result in a Material Adverse Effect; and

(e)            any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the effectiveness of any federal statute) which could reasonably be expected to result in a Material Adverse Effect.

10.1.6       Budgets. Within 90 days after the end of each Fiscal Year, commencing with a budget for the Fiscal Year ending December 31, 2022, a budget for such Fiscal Year for the Company and its Subsidiaries as customarily prepared by management of the Company for its internal use (including, in any event, a projected consolidated statement of operations and a statement of projected cash flow of the Company and its Subsidiaries for the current Fiscal Year but not a projected consolidated balance sheet).

10.1.7       Monthly Liquidity. No later than five Business Days after the end of each calendar month ending prior to the date of a Qualified IPO, a reasonably detailed computation of Minimum Liquidity as of the end of such calendar month.

10.1.8       Other Information. With reasonable promptness, but subject to the limitations set forth in the last sentence of Section 10.2 and Section 15.8, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time.

10.2         Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Lender or the Administrative Agent or any representative thereof, after reasonable notice and at reasonable times during normal business hours, to inspect the properties and operations of the Company and its Subsidiaries; and permit, and cause each Subsidiary to permit, at any reasonable times during normal business hours and with reasonable notice, the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof) (provided that the Company (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), and to examine (and, at the expense of the Company and its Subsidiaries, photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, the Administrative Agent and its representatives to inspect, at any reasonable times during normal business hours and with reasonable notice the tangible assets of the Company and its Subsidiaries, to perform appraisals, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the Company and its Subsidiaries; provided that (x) except during the continuance of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (y) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 10.2. All such inspections or audits by the Administrative Agent shall be at the Company’s expense; provided that so long as no Event of Default exists, the Company shall not be required to reimburse the Administrative Agent for inspections or audits more frequently than once each Fiscal Year. Notwithstanding anything to the contrary in this Section 10.2, none of the Company or its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

10.3       Maintenance of Property; Insurance.

(a)            Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of the Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, except as expressly permitted by this Agreement or where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)            Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance coverage as may be required by any Law or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated. Each policy of liability or casualty insurance maintained by or on behalf of the Company or any Subsidiary will (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder and (b) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder; provided that, the Company may satisfy such requirements within 60 days of the Effective Date (as extended by the Administrative Agent in its reasonable discretion).

10.4        Compliance with Laws; Payment of Taxes and Liabilities. (a) comply, and cause each Subsidiary to comply with all applicable Laws (including Environmental Laws) except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act and anti-money laundering Laws in all material respects, (c) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Company and its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions and (d) pay, and cause each Subsidiary to pay, prior to delinquency, all Taxes and other governmental charges against it, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such Tax or charge (i) so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) where the failure to pay such Tax or charge could not reasonably be expected to have a Material Adverse Effect.

10.5        Maintenance of Existence; Material Licenses. Maintain and preserve, and (subject to Section 11.4) cause each Subsidiary to maintain and preserve, (a) to the extent such concept is applicable in the relevant jurisdiction, (i) its existence except, other than with respect to the preservation of the existence of the Company, to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (ii) good standing in the jurisdiction of its organization, and its qualification to do business and good standing in each jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification (other than such jurisdictions in which the failure to be qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) and (b) all Material Licenses of each of the Company and its Subsidiaries.

10.6        Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit to (a) finance ongoing working capital requirements and for other general corporate purposes of the Company and its Subsidiaries and (b) pay the Transaction Costs; and not use or permit any proceeds of any Loan to be used (a) for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock or (b)(i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

10.7        Employee Benefit Plans.

(a)            Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of Law and regulations, unless the actions or events individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b)            Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Pension Plan or Multiemployer Pension Plan unless the actions or events individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(c)            Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

10.8        Environmental Matters. If any release or threatened release of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Company or any Subsidiary for which the Company could be held liable pursuant to applicable Environmental Law, the Company shall, or shall cause the applicable Subsidiary or shall make commercially reasonable efforts to cause the other responsible party to, undertake the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary or shall make commercially reasonable efforts to cause the other responsible party to, comply with any all requirements of any Governmental Authority relating to the performance of activities in response to the release or threatened release of a Hazardous Substance except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect.

10.9        [Reserved].

10.10      Further Assurances.

(a)            The Company will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that is deemed necessary upon request of the Administrative Agent, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b)            If any material assets (including any fee owned Material Real Property, other than any Excluded Assets) are acquired by the Company or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien created by the Collateral Agreement upon acquisition thereof), the Company will notify the Administrative Agent, and, if requested by the Administrative Agent or the Required Lenders, the Company will cause such assets to be subjected to a Lien securing the Secured Obligations within the period required by the Collateral and Guarantee Requirement and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be required by applicable law or that are necessary as reasonably requested by the Administrative Agent to grant and perfect such Liens to the extent required by the Collateral and Guarantee Requirement, including actions described in paragraph (a) of this Section 10.10, all at the expense of the Loan Parties.

(c)            No subsidiary that is an Excluded Subsidiary shall be required to take any action described in this Section 10.10.

10.11     Additional Subsidiaries.

(a)            If any additional Designated Subsidiary is formed or acquired (or otherwise becomes a Designated Subsidiary) after the Effective Date, then the Company will, as promptly as practicable and, in any event, within 30 days (or such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing) after such Subsidiary is formed or acquired (or otherwise becomes a Designated Subsidiary), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied (i) with respect to such Designated Subsidiary (if such Subsidiary is or has become a Designated Subsidiary) and (ii) with respect to any Equity Interests in or Debt of such Subsidiary owned by or on behalf of any Loan Party.

(b)            If, upon the consummation of a Qualified IPO, the IPO Entity is not the Company, then the Company will, as promptly as practicable and, in any event, within 45 days (or such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing) after the date of such Qualified IPO, notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied (i) with respect to such IPO Entity and (ii) with respect to all Equity Interests in the Company.

(c)            The Company may elect to designate any Subsidiary that is an Excluded Subsidiary as a Designated Subsidiary in its sole discretion.

10.12     [Reserved].

10.13     Information Regarding Collateral. (a) The Company will furnish to the Administrative Agent prompt (and, in any event, within 100 days of the relevant change) written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party or (iv) in any Loan Party’s organizational identification number, if any, or, with respect to a Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party, in each case to the extent such information is necessary to enable the Collateral Agent to perfect or maintain the perfection of its security interest in the Collateral of the relevant Loan Party.

(b)               At the time of delivery of financial statements pursuant to Section 10.1.1, the Company shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Company confirming that, since the date of the Perfection Certificate delivered on the Effective Date, as supplemented by the updated Perfection Certificate delivered on the Effective Date and as supplemented by the certificates delivered pursuant to this Section 10.13(b), there has been no change in the information set forth in Schedules 1(a), (b) and 2 therein or identifying all such changes in the information set forth therein.

SECTION 11           NEGATIVE COVENANTS.

From and after the Effective Date and until the Termination Date and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full (other than contingent amounts not yet due) and all Letters of Credit have been terminated, expired or Cash Collateralized, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

11.1        Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

(a)            Obligations under this Agreement and the other Loan Documents;

(b)            Debt of the Company and/or any Subsidiary existing, or pursuant to commitments existing, on the Effective Date; provided that Debt or other obligations in excess of $5,000,000 in the aggregate shall be permitted under this Section 11.1(b) only if set forth on Schedule 11.1(b);

(c)            after a Qualified IPO, Debt which is unsecured in an aggregate amount at any one time outstanding not to exceed the greater of (x) $75,000,000 and (y) 2.50% of Consolidated Total Assets at the time of Incurrence; provided that (i) no Unmatured Event of Default or Event of Default shall have occurred and be continuing on the date of incurrence of such Debt or could reasonably be expected to occur as a result thereof, (ii) the documents governing such Debt do not contain covenants (including quantitative covenants and financial covenants) which are, taken as a whole, more restrictive in any material respect than the covenants contained in this Agreement (other than covenants or other provisions (x) applicable only to periods after the Maturity Date then in effect or (y) made applicable to this Agreement), (iii) the final maturity of such Debt shall be no earlier than ninety days after the Maturity Date then in effect and (iv) the weighted average life to maturity of such Debt shall not be shorter than the weighted average life to maturity of any Loans or Commitments outstanding as of the time of the issuance thereof; provided that clauses (i), (ii) and (iii) shall not apply to any bridge facility on customary terms if the long-term indebtedness that such bridge facility is to be converted into satisfies such clauses.

(d)            Hedging Obligations incurred so long as of the time of incurrence they were entered into for bona fide hedging purposes and not for speculation and Debt incurred in the ordinary course of business in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(e)            Debt (including with respect to Financing Lease Obligations and purchase money Debt) of the Company and/or any Subsidiary Incurred to finance the acquisition, construction, lease, expansion, development, installation, repair, replacement, relocation, renewal, maintenance, upgrade or improvement of property (real or personal), equipment or any other asset (whether through the direct purchase of property, equipment or other assets or any Person owning such property, equipment or other assets); provided that, at the time of incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of such Debt then outstanding pursuant to this clause (e) (when aggregated with the aggregate principal amount of Refinancing Debt Incurred pursuant to Section 6.01(n) in respect of such Debt then outstanding) shall not, except as contemplated by Section 6.01(n), exceed an amount equal to the greater of (x) $25,000,000 and (y) 1.50% of Consolidated Total Assets at the time of incurrence;

(f)             Guarantee Obligations arising with respect to customary indemnification obligations in favor of sellers, adjustment of purchase price or similar obligations or from guaranties or letters of credit, surety bonds, performance bonds or similar obligations securing the performance of the Company or any Subsidiary pursuant to such agreements, in each case in connection with Acquisitions permitted under Section 11.4 and purchasers in connection with dispositions permitted under Section 11.4;

(g)            Guarantee Obligations arising with respect to guaranties (which may include payment obligations) provided by the Company or any Subsidiary on behalf of the Company or any Subsidiary in the ordinary course of business;

(h)            (i) Debt of the Company to any Subsidiary and (ii) Debt of any Subsidiary to the Company or any other Subsidiary; provided that (A) Debt of any Subsidiary that is not a Loan Party owing to any Loan Party shall be subject to Section 11.9 and (B) Debt of any Loan Party owing to any Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(i)             Debt of the Company or any Subsidiary (excluding Guarantee Obligations) in an aggregate amount at any one time outstanding not to exceed (i) prior to a Qualified IPO, the greater of (x) $25,000,000 and (y) 1.50% of Consolidated Total Assets at the time of Incurrence, and (ii) after a Qualified IPO, the greater of (x) $75,000,000 and (y) 2.50% of Consolidated Total Assets at the time of incurrence;

(j)             assumed Debt of any Person that becomes a Subsidiary after the Effective Date; provided that (i) on a pro forma basis after giving effect to the incurrence of such Debt, the Company will be in compliance with the financial covenant in Section 11.12.2 as of the last day of the most recently ended Computation Period, (ii) such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation or in connection with such Person becoming a Subsidiary, (iii) neither the Company nor any Subsidiary that was not an obligor with respect to such Debt prior to such Person becoming a Subsidiary shall become an obligor for such Debt; and (iv) such Debt shall not be secured by a Lien on any property of the Company or any Subsidiary that did not secure such Debt prior to such Person becoming a Subsidiary (except for proceeds and the products thereof and, in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender); provided, further, that, (i) prior to a Qualified IPO, the aggregate principal amount of Debt that is not listed on Schedule 11.1(j) incurred in reliance of this clause (j) shall not exceed the greater of (x) $25,000,000 and (y) 1.5% of Consolidated Total Assets at any time outstanding and (ii) after a Qualified IPO, the aggregate principal amount of Debt that is not listed on Schedule 11.1(j) incurred in reliance of this clause (j) shall not exceed the greater of (x) $50,000,000 and (y) 3.0% of Consolidated Total Assets at any time outstanding;

(k)            Debt of the Company or any Subsidiary (other than any letter of credit) (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(l)             Debt of the Company or any Subsidiary (other than any letter of credit, but including obligations in respect of bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Debt) incurred by the Company or such Subsidiary, as applicable, in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(m)           Debt representing the deferred purchase price of property (including intellectual property) or services, including earn-out obligations, purchase price adjustments, escrow arrangements or other arrangements representing deferred payments incurred in connection with any Acquisition permitted or consented to hereunder; and

(n)            the Incurrence or issuance by the Company or any Subsidiary of Debt which serves to extend, replace, refund, renew, defease or refinance any Debt incurred as permitted under clauses (b), (e), (i) and (j) of this Section 11.1 or any Debt issued to so extend, replace, refund, renew, defease or refinance such Debt (“Refinancing Debt”); provided, however, that, (i) other than in the case of Debt Incurred under clause (e), the final maturity date of such Refinancing Debt shall be no earlier than the earlier of the maturity date of the Debt being refinanced and ninety days after the Maturity Date then in effect, (ii) the weighted average life to maturity of such Refinancing Debt shall not be shorter than the weighted average life to maturity of the Debt being extended, replaced, refunded, renewed, defeased or refinanced, (iii) to the extent such Refinancing Debt extends, replaces, refunds, renews, defeases or refinances Debt subordinated, such Refinancing Debt is subordinated to the Obligations at least to the same extent (as determined in good faith by the board of directors of the Company) as the Debt being extended, replaced, refunded, renewed, defeased or refinanced and (iv) such Refinancing Debt shall be in an amount not greater than the amount of the Debt being extended, replaced, refunded, renewed, defeased or refinanced plus an additional amount incurred to pay reasonable premiums (including tender premiums) outstanding and unpaid interest and reasonable fees and expenses incurred in connection therewith; provided, further, however, that to the extent that any Debt incurred under clauses (e), (i) or (j) is refinanced pursuant to this clause (n), including any additional amounts described in clause (iv) above, then the aggregate outstanding principal amount of such Refinancing Debt shall be deemed to utilize the related basket under the applicable clause on a dollar-for-dollar basis (it being understood that an Unmatured Event of Default or Event of Default shall be deemed not to have occurred solely to the extent that the incurrence of such Refinancing Debt would cause the permitted amount under such clause to be exceeded and such excess shall be permitted hereunder).

11.2         Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)            Liens for Taxes, payments in lieu of Taxes, assessments, special assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b)            Liens arising in the ordinary course of business (such as (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by Law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue by more than thirty days or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

(c)            Liens existing on the Effective Date or pursuant to agreements in existence on the Effective Date and any replacement, extension or renewal thereof upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof (other than on account of any accrued but unpaid interest, fees and premium payable by the terms of such Debt thereon)); provided that Liens securing Debt in excess of $5,000,000 in the aggregate shall only be permitted under this clause (c) if set forth on Schedule 11.2;

(d)            (i) Liens that constitute purchase money security interests on any property (including mortgage liens on real property) securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property; provided that any such Lien attaches to such property within ninety days of the acquisition thereof and attaches solely to the property so acquired and any improvements thereon or proceeds from the disposition thereof and customary security deposits, related contract rights and payment intangibles and other assets related thereto, and the replacement, extension or renewal of any Lien permitted by this clause (i) upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof (other than on account of any accrued but unpaid interest, fees and premium payable by the terms of such Debt thereon)); and (ii) subject to the limitations set forth in Section 11.1(e), Liens arising in connection with Financing Lease Obligations (and attaching only to the property subject to such Financing Lease Obligations and any improvements thereon or proceeds from the disposition thereof);

(e)            attachments, appeal bonds, judgments and other similar Liens; provided the execution or other enforcement of such Liens incurred pursuant to this clause (e) are effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f)             zoning, entitlements and other land uses and environmental restrictions or regulations imposed by a Governmental Authority, easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary, taken as a whole;

(g)            Liens arising under the Loan Documents;

(h)            Liens securing Debt permitted by Section 11.1(d);

(i)             Liens securing Debt permitted pursuant to Section 11.1(j) on the relevant acquired assets or on the Equity Interests and assets of the relevant newly acquired Subsidiary or Liens otherwise existing on property at the time of its acquisition or existing on the property or Equity Interests or other assets of any Person at the time such Person becomes a Subsidiary; provided that no such Lien (A) extends to or covers any other assets (other than (w) the proceeds or products thereof, accessions or additions thereto and improvements thereon, (x) with respect to such Person, any replacements of such property or assets and additions and accessions thereto, or proceeds and products thereof, (y) after-acquired property to the extent such Debt requires or includes, pursuant to its terms at the time assumed, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and (z) in the case of multiple financings of equipment provided by any lender or its affiliates, other equipment financed by such lender or its affiliates, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) or (B) was created in contemplation of the applicable acquisition of the Person, assets or Equity Interests;

(j)             Liens in connection with the sale or transfer of any assets in a transaction permitted hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(k)            Liens securing, in the case of any joint venture, any put and call arrangements related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(l)             any interest or title of a lessor or lessee under any lease or sublease entered into by the Company or any Subsidiary in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;

(m)           any interest or title of a licensor under any license or sublicense entered into by the Company or any Subsidiary as a licensee or sublicensee (A) existing on the Effective Date or (B) in the ordinary course of its business;

(n)            any interest or title of a licensor or lessor under any licenses, sublicenses, leases or subleases granted to other Persons permitted hereunder;

(o)            Liens evidenced by the filing of precautionary UCC financing statements (or any similar precautionary filings) relating solely to operating leases of personal property entered into in the ordinary course of business;

(p)            Liens on earnest money deposits of cash or Permitted Investments, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition permitted by Section 11.4 or other Investment permitted pursuant to Section 11.9;

(q)            Liens arising from the assignment of monies due and to become due under contracts between the Company or any Subsidiary and the United States of America, any state, commonwealth, territory or possession thereof or any Governmental Authority of any thereof; or Liens in favor of the United States of America, any state, commonwealth, territory or possession thereof or any Governmental Authority of any thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute, or pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

(r)             any deposit or pledge as security for the performance of any statutory obligations, bid, tender, contract, lease, government contract, performance bond or undertaking not made directly or indirectly in connection with the securing of Debt; any deposit or pledge with any governmental agency required or permitted to qualify the Company or any Subsidiary to conduct business or to maintain self-insurance, or to obtain any stay or discharge in any legal or administrative proceedings; and

(s)            other Liens securing obligations in an aggregate principal amount not to exceed an amount equal to (A) (i) prior to a Qualified IPO, the greater of (x) $12,500,000 and (y) 0.75% of Consolidated Total Assets, and (ii) after a Qualified IPO, the greater of (x) $25,000,000 and (y) 1.50% of Consolidated Total Assets at the time of incurrence minus (B) the aggregate amount of outstanding Liens incurred pursuant to clause (e) above.

11.3        Restricted Payments. Not, and not permit any Subsidiary to, (a) make any distribution to any holders of its Equity Interests (except for dividends or distributions from a Subsidiary to a Wholly-Owned Subsidiary or to the Company and dividends or distributions from a Subsidiary ratably to any non-Wholly-Owned Subsidiary), (b) purchase or redeem any of its Equity Interests, (c) pay any management fees or similar fees to any of its equityholders, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Subordinated Debt more than one year prior to the scheduled maturity date thereof or (e) set aside funds for any of the foregoing (items (a) through (e) above, collectively, “Restricted Payments”). Notwithstanding the foregoing, (i) the Company may make a distribution to holders of its Equity Interests in the form of stock of the Company, (ii) the Company may pay cash dividends in lieu of fractional shares in association with a stock dividend or exercise of warrants, options or other securities exchangeable into Equity Interests of the Company, (iii) so long as no Event of Default has occurred and is continuing or could reasonably be expected to occur as a result thereof, after a Qualified IPO, the Company may make any Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed $5,000,000, (iv) the Company may make other Restricted Payments to repurchase Equity Interests of the Company upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, so long as substantially concurrently with such Restricted Payment, the Company applies the proceeds of such Restricted Payment to repurchase such Equity Interests, (v) so long as no Event of Default has occurred and is continuing or could reasonably be expected to occur as a result thereof, the Company may make any payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in an aggregate amount not to exceed $5,000,000 in any Fiscal Year (which shall increase to $10,000,000 subsequent to the consummation of a Qualified IPO), which, if not used in such Fiscal Year, may be carried forward to succeeding Fiscal Years, (vi) the Company may make payments of regularly scheduled interest as and when due in respect of any Subordinated Debt, (vii) the Company may (or may make Restricted Payments to allow any Parent Entity to) (x) pay cash in lieu of the issuance of fractional shares in connection with any Restricted Payment (including in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests), share split, reverse share split or combination thereof or any Acquisition or other Investment and (y) honor any conversion request by a holder of convertible Debt and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Debt in accordance with its terms, (viii) the Company may make any Restricted Payment to the extent the Company is filing an income tax return as a member of a consolidated, combined, unitary or aggregate group with a Parent Entity, the proceeds of which shall be used to pay (or to make Restricted Payments to allow any Parent Entity of the Company to pay) any tax liability in respect of income attributable to the Company and its Subsidiaries, but not in excess of the tax liability that the Company would incur if it filed tax returns as the parent of a consolidated, combined, unitary or aggregate group for itself and its Subsidiaries (and net of any payment already made and to be made by the Company or its Subsidiaries to a taxing authority to satisfy such tax liability) and (ix) the Company may make any Restricted Payment the proceeds of which shall be used to pay (or to make Restricted Payments to allow any Parent Entity of the Company to pay) franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required to maintain its (or any of its Parent Entities’) corporate or other legal existence.

11.4        Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to,

(a)            be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Equity Interests of any class of, or any partnership or joint venture interest in, any other Person, except for Investments otherwise permitted by Section 11.9,

(b)            sell, transfer, convey or lease all or substantially all of its assets (including the sale of all or substantially all of the Equity Interests of any Subsidiary) except (i) for sales of inventory and obsolete equipment in the ordinary course of business or (ii) so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, after giving effect thereto on a pro forma basis, the Company and the other Loan Parties shall be in compliance with (x) a Total Debt to Total Capitalization ratio set forth in Section 11.12.1 and (y) a Minimum Liquidity amount set forth in Section 11.12.2 (giving effect, if applicable, to the provisos thereto) as of the last day of the most recently ended Computation Period (other than a sale, transfer, conveyance or lease of all or substantially all of the assets of the Loan Parties, taken as a whole) or

(c)            sell or assign with or without recourse any receivables;

except that the restrictions set forth in clauses (a)-(c) above shall not apply to

(i) any merger, consolidation, sale, transfer, conveyance, lease or assignment of or by (A) any Subsidiary into the Company (provided that the Company shall be the continuing or surviving entity), (B) any Subsidiary Loan Party into the Company or any other Subsidiary Loan Party or (C) any Subsidiary that is not a Loan Party into any other Subsidiary;

(ii) any such purchase or other acquisition by the Company or any Subsidiary Loan Party of the assets or Equity Interests of any Subsidiary;

(iii) any Subsidiary may liquidate, dissolve or wind-up if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders;

(iv) the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables),

(v) Investments made in accordance with Section 11.9,

(vi) Liens incurred in compliance with Section 11.2,

(vii) any Acquisition (a) existing on, or contractually committed to or contemplated as of, the Effective Date and described on Schedule 11.4 and (b) any modification, replacement, renewal or extension of any Investment described in clause (a) above so long as no such modification, replacement, renewal or extension increases the amount of such Investment except by the terms thereof in effect on the Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or as otherwise permitted by this Section 11.4

(viii) any Acquisition by the Company, any Subsidiary Loan Party or any Insurance Subsidiary where:

(A) the Acquisition is of a Person in a line of business which is similar or complementary to the lines of business of the Company and its Subsidiaries as of the Effective Date;

(B) immediately after giving effect to such Acquisition, no Event of Default shall exist or would result of such Acquisition;

(C) immediately after giving effect to such Acquisition, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 11.12 as of the last day of the most recently ended Computation Period;

(D) in the case of the Acquisition of any Person, to the extent that an Acquisition which is structured as a merger involving the Company, the Company is the surviving Person; and

(E) the Collateral and Guarantee Requirement is satisfied after giving effect to such Acquisition. All sales, transfers or dispositions made by the Company or any Subsidiary pursuant to this Section 11.4 (other than those permitted by clause (ii) or (iii)) shall be made for fair value and for at least 75% cash consideration.

11.5          Modification of Organizational Documents. Not permit the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries to be amended or modified in any way unless in all cases, such amendment or modification is not reasonably likely to have a Material Adverse Effect.

11.6          Transactions with Affiliates(a). Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates involving aggregate payments, for any such transaction or series of related transactions, in excess of $5,000,000; provided, however, that (a) the Company and its Subsidiaries may engage in such transactions pursuant to the reasonable requirements of its business on terms and conditions which are not materially less favorable to such Affiliates than are obtainable in an arm’s length transaction involving a Person which is not one of its Affiliates, (b) the Company and its Subsidiaries may declare or make Restricted Payments permitted by Section 11.3, (c) the Company and its Subsidiaries may enter into transactions between or among the Company and the Subsidiaries, (d) to the extent that any physician owned practices with which the Company or its Subsidiary has a management agreement are deemed to be an Affiliate of the Company, the Company and its Subsidiaries may enter into transactions with such entities, (e) the Company and its Subsidiaries may make payments of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary, and provide compensation, employee benefit arrangements and indemnities for the benefit of, directors, officers or employees of the Company or any Subsidiary in the ordinary course of business, (f) the Company and its Subsidiaries may adopt, enter into, maintain and perform their obligations under customary employment, compensation, severance or indemnification plans and arrangements for current or former directors, officers, employees and consultants of the Company and its Subsidiaries entered into in the ordinary course of business, (g) the Company may grant stock options or similar rights to directors, officers, employees and consultants if approved by the Company and (h) any transaction, arrangement or contract described on Schedule 11.6.

11.7          Inconsistent Agreements. Not, and not permit any Subsidiary Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit the Company or any Subsidiary Loan Party from granting a Lien on any of its assets to the Administrative Agent and the Lenders or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to any Subsidiary Loan Party or (iii) transfer any of its assets or properties to any Subsidiary, other than: (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Financing Lease Obligations and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt or that expressly permits Liens for the benefit of the Collateral Agent and the Lenders with respect to the Loans and the Obligations under the Loan Documents on a senior basis without the requirement that such holders of such Debt be secured by Liens on an equal and ratable, or junior, basis, (C) customary provisions in leases and other contracts restricting the assignment thereof, (D) restrictions and conditions imposed by Law, (E) restrictions and conditions binding on any person in existence at the time such person first became a Subsidiary, so long as such restrictions or conditions were not entered into in contemplation of such person becoming a Subsidiary, (F) solely in the case of clauses (b) and (c)(iii), restrictions and conditions imposed by any other Debt issued in reliance on Sections 11.1(c), (G) solely in the case of clause (b), customary restrictions that arise in connection with any Liens in favor of any holder of Debt permitted under Section 11.2 but solely to the extent any negative pledge relates to the property secured by such Lien or that expressly permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the Loans and the Obligations under the Loan Documents on a senior basis without the requirement that such holders of such Debt be secured by Liens on an equal and ratable, or junior, basis, (H) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements (other than in respect of any Wholly-Owned Subsidiary) entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (I) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (J) restrictions and conditions imposed by this Agreement or any other Loan Document, (K) restrictions described on Schedule 11.7 and (L) restrictions and conditions imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (A) through (L) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Company, not materially more restrictive with respect to such restrictions taken as a whole than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

11.8          Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than (a) reasonably similar to the businesses engaged in on the Effective Date, (b) the health insurance and health care business and (c) similar, incidental, complementary, ancillary, supportive, synergetic or reasonably related businesses or reasonable extensions of the businesses (and non-core incidental businesses acquired in connection with any Acquisition or Investment or other immaterial businesses) conducted or proposed to be conducted by the Company and its Subsidiaries on the Effective Date.

11.9         Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except the following:

(a)            Investments by (i) the Company in any Subsidiary Loan Party or any Insurance Subsidiary and (ii) any Subsidiary Loan Party in the Company, any other Subsidiary Loan Party of any Insurance Subsidiary;

(b)            Investments in Permitted Investments;

(c)            Investments to consummate Acquisitions permitted by Section 11.4;

(d)            any additional Investments, as valued at the fair market value of such Investment at the time each such Investment is made; provided that the amount of such Investment (as so valued) shall not cause the aggregate amount of all such Investments made pursuant to this Section 11.9(d) measured at the time such Investment is made, to exceed, after giving pro forma effect to such Investment, the greater of (x) $50,000,000 and (y) 3.00% of Consolidated Total Assets for the Computation Period most recently ended on or prior the date such Investment;

(e)            Guarantee Obligations constituting Debt permitted by Section 11.1;

(f)             Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g)            Investments made as a result of the receipt of non-cash consideration from a disposition of any asset permitted hereunder;

(h)            Investments in the form of Hedging Obligations permitted by Section 11.1;

(i)             payroll, travel and similar advances to directors, officers and employees of the Company or the Loan Parties that are made in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed (x) prior to a Qualified IPO, $2,000,000 and (y) after a Qualified IPO, $5,000,000;

(j)             Investments to the extent the consideration paid therefor consists of Equity Interests of the Company (other than Disqualified Equity Interests); and

(k)            Investments held by a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with or into the Company or a Subsidiary after the Effective Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(l)             Investments consisting of Guarantee Obligations of the Company or any Subsidiary in respect of Non-Financing Lease Obligations of the Company or any subsidiary (other than obligations with respect to Financing Lease Obligations) or of other obligations not constituting Debt, in each case entered into in the ordinary course of business;

(m)          Investments (i) existing on, or contractually committed to or contemplated as of, the Effective Date and described on Schedule 11.9 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, replacement, renewal or extension increases the amount of such Investment except by the terms thereof in effect on the Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or as otherwise permitted by this Section 11.9; and

(n)           Investments consisting of Restricted Payments permitted by Section 11.3.

11.10      [Reserved].

11.11      Fiscal Year. Not change its Fiscal Year.

11.12      Financial Covenants.

11.12.1    Total Debt to Total Capitalization Ratio. Not permit the Total Debt to Total Capitalization Ratio as of the last day of each Computation Period, beginning with the Computation Period ending June 30, 2021, to exceed (x) prior to a Qualified IPO, 0.25 to 1.00 or (y) after a Qualified IPO, 0.30 to 1.00.

11.12.2    Minimum Liquidity. Not permit the Minimum Liquidity to be less than $150,000,000 at any time.

SECTION 12           CONDITIONS OF LENDING, ETC.

12.1        Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 15.1):

(a)           The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)           The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders) of Simpson, Thacher & Bartlett LLP, counsel for the Company and its Subsidiaries, (A) dated as of the Effective Date and (B) in form and substance reasonably satisfactory to the Administrative Agent. The Company hereby requests such counsel to deliver such opinions.

(c)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)           The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 12.2.1.

(e)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including (i) for the account of each Lender (including JPMCB), an upfront fee in an amount equal to 0.75% of the aggregate principal amount of the Commitment of such Lender as set forth on Annex A on the Effective Date and (ii) to the extent invoiced at least two Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under any other Loan Document or under any other agreement entered into by any of the Arranger, the Administrative Agent and the Lenders, on the one hand, and any of the Loan Parties, on the other hand.

(f)            The Collateral and Guarantee Requirement shall have been satisfied, and the Administrative Agent, on behalf of the Secured Parties, shall have a security interest in the Collateral of the type and priority described in each Security Document. The Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Responsible Officer of the Company, together with all attachments contemplated thereby.

(g)          The Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search, together with Federal and State tax lien searches and judgment lien searches in respect of the Loan Parties and their respective assets in those jurisdictions reasonably requested by the Administrative Agent.

(h)          The Lenders shall have received a certificate from a Responsible Officer of the Company, certifying as to the Solvency of the Company and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions as of the Effective Date.

(i)            (i) The Administrative Agent shall have received at least three Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been requested at least five Business Days prior to the Effective Date, and (ii) to the extent that the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least five Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(j)            The Administrative Agent shall be satisfied that, after giving effect to the Transactions on the Effective Date, the Total Debt to Total Capitalization Ratio on the Effective Date shall be no more than 0.25 to 1.00, and the Lenders shall have received a certificate of a Responsible Officer certifying to that effect.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

12.2        Conditions. The obligation (a) of each Lender to make each Loan after the Effective Date and (b) of each Issuing Bank to issue each Letter of Credit after the Effective Date is subject to the following further conditions precedent that:

12.2.1      Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

(a)           the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); provided that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects; and

(b)           no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

(c)           Borrowing Notice. The Company shall have delivered to the Administrative Agent the notice required by Section 2.2.1.

SECTION 13           EVENTS OF DEFAULT AND THEIR EFFECT.

13.1        Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a)           Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

(b)           Default under Other Debt. (i) Failure by the Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Debt (other than Debt referred to in clause (a) above) with an aggregate outstanding principal amount exceeding (x) prior to a Qualified IPO, $25,000,000 and (y) after a Qualified IPO, $50,000,000, in each case beyond the grace period, if any, provided therefor; or (ii) failure by the Company or any of its Subsidiaries to comply with any other term of one or more items of Debt (other than, for the avoidance of doubt, (x) with respect to Debt consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedging Agreement and (y) secured Debt that becomes due solely as a result of the sale, transfer or other sale of the property or assets securing such Debt if the sale, transfer or other sale is not prohibited hereunder) with an aggregate outstanding principal amount exceeding x) prior to a Qualified IPO, $25,000,000 and (y) after a Qualified IPO, $50,000,000, in each case beyond the grace period, if any, provided therefor, if the effect of such failure is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be.

(c)           Bankruptcy, Insolvency, etc. The Company or any of its Significant Subsidiaries applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or any of its Significant Subsidiaries or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any of its Significant Subsidiaries or for a substantial part of the property of any thereof and is not discharged within 90 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency Law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any of its Significant Subsidiaries, and if such case or proceeding is not commenced by the Company or any of its Significant Subsidiaries, it is consented to or acquiesced in by the Company or such Subsidiary or remains for 90 days undismissed; or the Company or any of its Significant Subsidiaries takes any action to authorize, or in furtherance of, any of the foregoing.

(d)           Non-Compliance with Loan Documents. (i) Failure of any Loan Party to perform or comply with any term or condition contained in Section 10.1.5(a), Section 10.5(a) (solely with respect to the Company and solely with respect to its existence) or Section 11 or (ii) any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other section of this Section 13, and such default shall not have been remedied or waived within thirty days after the earlier of (A) receipt by the Company of written notice from the Administrative Agent or the Required Lenders of such default and (B) a Responsible Officer of any Loan Party having obtained knowledge of such default.

(e)           Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document or any certificate required to be delivered pursuant hereto or thereto is untrue in any material respect when made or deemed made.

(f)            Judgments. Any one or more final money judgments or orders is entered against the Company or any of its Subsidiaries or any attachment or other levy is made against the property of the Company or any of its Subsidiaries in an amount greater than (x) prior to a Qualified IPO, $25,000,000 and (y) after a Qualified IPO, $50,000,000 (to the extent not paid or adequately covered by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage or otherwise indemnified by a creditworthy indemnitor), which judgment remains unpaid, undischarged, unvacated, unbonded or unstayed pending the appeal for a period of 60 days.

(g)           [Reserved].

(h)           Change of Control. A Change of Control shall occur.

(i)            Security Documents. Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on a material portion of the Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or transfer of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Security Document or Section 15.12 or (iii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or (B) file Uniform Commercial Code continuation statements;

(j)            Guarantee Obligations. Any Guarantee Obligations purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof as provided in the applicable Loan Document or Section 15.12;

13.2        Effect of Event of Default.

If any Event of Default described in Section 13.1(c) shall occur in respect of the Company, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or the Company shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

SECTION 14           AGENTS.

14.1         Authorization and Action.

(a)           Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)           As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)           In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)             the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether an Unmatured Event of Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and

(ii)            nothing in this Agreement or any other Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d)          The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)           No Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such Persons shall have the benefit of the indemnities provided for hereunder.

(f)           In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any other Secured Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 4, 5, 7.6, 8.1, 8.3, 15.4 and 15.16) allowed in such judicial proceeding; and

(ii)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 15.4 or 15.16). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g)          The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Section 14, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantee Obligations created under the Loan Documents, to have agreed to the provisions of this Section 14.

14.2	Administrative Agent’s Reliance, Limitation of Liability, Etc.

(a)           None of the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any Related Party of any of the foregoing Persons shall be (i) liable to any Lender for any action taken or omitted to be taken by such party under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)           The Administrative Agent shall be deemed not to have knowledge of any (x) notice of any of the events or circumstances set forth or described in Section 10.1.5 unless and until written notice thereof stating that it is a “notice under Section 10.1.5” in respect of this Agreement and identifying the specific clause under such Section is given to the Administrative Agent by the Company or (y) notice of any Unmatured Event of Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Unmatured Event of Default” or a “notice of Event of Default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank. Furthermore, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Unmatured Event of Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Section 12 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such times) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any losses, claims, damages, liabilities, costs or expenses suffered by the Company, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank.

(c)           Without limiting the foregoing, the Administrative Agent (i) may rely on the Register to the extent set forth in Section 15.5, (ii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (iv) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (v) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

14.3	[Reserved].

14.4        The Administrative Agent Individually. With respect to its Commitment, Loans, Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

14.5	Successor Administrative Agent.

(a)           The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)           Notwithstanding paragraph (a) of this Section 14.5, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and the other Loan Documents, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section 14.5 (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Section 14 and Sections 15.4 and 15.16, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso to clause (i) above.

14.6	Acknowledgments of Lenders and Issuing Banks.

(a)           Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)           Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

14.7	Collateral Matters.

(a)           Except with respect to the exercise of setoff rights in accordance with Section 7.4 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee Obligations created under the Loan Documents, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)           In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Cash Management Services the obligations under which constitute Secured Cash Management Obligations and no Hedging Agreement the obligations under which constitute Secured Hedging Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Services or Hedging Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)           The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 11.2(d). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

14.8         Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 15.1), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

14.9	Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)         the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 15           GENERAL.

15.1          Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Except as otherwise set forth in this Agreement or any other Loan Document (including on Annex A), no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Company and by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in no case shall an amendment, modification, waiver or consent (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby, (d) change the requisite percentage of Lenders in the definition of Required Lenders or any provision of this Section 15.1, or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders; (e) change Section 7.2, Section 7.5 or Section 5.02 of the Collateral Agreement in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby, (f) release all or substantially all of the value of the Guarantee Obligations of (x) the Subsidiary Loan Parties or (y) an IPO Entity (including, in each case, by limiting liability in respect thereof), in each case created under the Collateral Agreement, in each case without the written consent of each Lender (except as expressly provided in Section 15.12 or the Collateral Agreement (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release or limitation of any such Guarantee Obligations) or (g) release all or substantially all the Collateral from the Liens of the Security Documents, or subordinate any such Liens to Liens securing any other Indebtedness for borrowed money, in each case, without the written consent of each Lender (except as expressly provided in Section 15.12 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents); provided that any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect, error, mistake or inconsistency (including amendments, supplements or waivers to any of the Security Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Security Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents), so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of an Issuing Bank in its capacity as such shall be amended, modified or waived without the consent of such Issuing Bank.

15.1.1     Extension Offers.

(a)           The Company may on one or more occasions after the Effective Date, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more classes (each class subject to such an Extension Offer, an “Extension Request Class”) to enter into one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment(s) and (ii) the date on which such Extension Permitted Amendment(s) are requested to become effective (which shall not be less than five Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made. The Company shall have the right to withdraw any Extension Offer upon written notice to the Administrative Agent in the event that the aggregate amount of Loans and Commitments of the Extending Lenders is less than the aggregate amount specified by the Company in the Extension Offer to be extended.

(b)          An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Company, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Unmatured Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects, and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, and (iii) the Company shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other customary documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 15.1.1, including any amendments necessary to treat the applicable Loans and/or Commitments of the accepting Lenders as a new “class” of loans and/ commitments hereunder; provided that, except as otherwise agreed to by each Issuing Bank, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit as between the commitments of such new “class” and the remaining Commitments shall be made on a ratable basis as between the commitments of such new “class” and the remaining Commitments and (ii) the Termination Date, as such term is used in reference to Letters of Credit, may not be extended without the prior written consent of each Issuing Bank unless the Company Cash Collateralizes all Letters of Credit issued by each such non-consenting Issuing Bank.

15.2	Notices.

15.2.1      Notices Generally. Except as otherwise provided in Sections 2.2.1 and 2.2.2, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at (i) in the case of the Company, the Administrative Agent or any Issuing Bank, its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose or (ii) in the case of any Lender, its address specified in an administrative questionnaire in the form supplied by the Administrative Agent. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.

15.2.2     Electronic Communications.

(a)          Notices and other communications to the Company, any Loan Party, the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Approved Electronic Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2.2.1 or 2.2.2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution.

(b)          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

15.3          Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (i) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) if requested by the Administrative Agent or the Required Lenders, the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of any ratio or requirement made hereunder before and after giving effect to such change in GAAP and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Accounting Standards Codification 825, The Fair Value Option for Financial Assets and Financial Liabilities (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt of the Company or any Subsidiary at “fair value”, as defined therein and (B) without giving effect to any treatment of Debt under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, or Accounting Standards Codification 2015-03, Interest (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof.

15.4	Costs and Expenses.

15.4.1      The Company shall pay (i) all reasonable and documented out of pocket expenses (without duplication) incurred by the Administrative Agent and the Arrangers, which in the case of legal fees shall be limited to the reasonable fees, charges and disbursements of one firm or counsel for all of the foregoing, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, which in the case of legal fees shall be limited to the reasonable and documented or invoiced out-of-pocket fees, expenses, disbursements and other charges of a single firm of counsel for the Administrative Agent and Lenders, taken as a whole and, to the extent necessary, a single firm of local counsel in each appropriate local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) (and, in the case of an actual or perceived conflict of interest where such Administrative Agent and/or Lenders affected by such conflict notifies the Company of any existence of such conflict and in connection with the investigating, responding to or defending any of the foregoing has retained its own counsel, of one other firm of counsel for such affected Person in each appropriate jurisdiction)), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 15.4.1, or in connection with the Loans made or Letters of Credit issued hereunder.

15.4.2     Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Company under Section 15.4.1, 15.16 or 15.17 to the Administrative Agent, each Issuing Bank and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Pro Rata Share in effect on the date on which such payment is sought under this Section 15.4.2 (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Pro Rata Share immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section 15.4.2 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

15.4.3     Payments. All amounts due under Section 15.4, 15.6 or 15.7 shall be payable within 30 days from the date such Lender or such Administrative Agent (as the case may be) makes written demand therefor.

15.5	Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 15.5. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 15.5) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Company; provided that, the Company shall be deemed to have consented to an assignment of all or a portion of the Loans and Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 13.1(a) or 13.1(c) has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment; and

(C) each Issuing Bank.

(i)                  Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption provided that assignments made pursuant to Section 8.6 shall not require the signature of the assigning Lender to become effective or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more “credit contacts” to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

For the purposes of this Section 15.5(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or any Person as to which such Defaulting Lender is, directly or indirectly, a subsidiary, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Company or any of its Affiliates.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 15.5, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 7.6, 8.1, 8.3, 15.4 and 15.16). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 15.5 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 15.5.

(iv)          The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and solely with respect to Letters of Credit, the applicable Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice.

(v)          Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and, if applicable, an assignee and the assignee’s completed administrative questionnaire or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 15.5 and any written consent to such assignment required by paragraph (b) of this Section 15.5, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.3.4 or 2.3.5, 2.05, 7.1(b) or 15.4.2, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)          Any Lender may, without the consent of, or notice to, the Company, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Company, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the third sentence of Section 15.1 that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 7.6, 8.1 and 8.3 (subject to the requirements and limitations therein, including the requirements under Section 7.6 (it being understood that the documentation required under Section 7.6 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 8.6 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 7.6 or 8.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 8.6(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 7.5(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the United States Proposed Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)               Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 15.5 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.6	Forum Selection and Consent to Jurisdiction.

(a)           Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(b)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 15.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

15.7         Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

15.8         Confidentiality. As required by federal law and the Administrative Agent’s policies and practices, the Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. The Administrative Agent and each Lender (which term shall, for the purposes of this Section 15.8, include each Issuing Bank) agree to maintain, using efforts the Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information, as confidential all information provided to them by any Loan Party, except that the Administrative Agent and each Lender may disclose such information (a) to its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Administrative Agent, such Lender or such Affiliate on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or are subject to customary confidentiality obligations of professional practice or who agree in writing to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (and to the extent a person’s compliance is within the control of the Administrative Agent, Issuing Bank or Lender, such Administrative Agent, Issuing Bank or Lender will be responsible for such compliance)); (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.8 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent’s or such Lender’s counsel, is required by Law; (e) in connection with (i) the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Company shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)) and (ii) any foreclosure, sale or other disposition of any Collateral in connection with the exercise of remedies under the Security Documents, subject to each potential transferee of such Collateral having entered into customary confidentiality undertakings with respect to such Collateral prior to the disclosure thereof to such Person (which confidentiality obligations will cease to apply to any transferee upon the consummation of its acquisition of such Collateral); (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of the Administrative Agent or each Issuing Bank (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or are subject to customary confidentiality obligations of professional practice or who agree in writing to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (and to the extent a person’s compliance is within the control of the Administrative Agent, Issuing Bank or Lender, such Administrative Agent, Issuing Bank or Lender will be responsible for such compliance)); (h) on a confidential basis to (x) any rating agency in connection with rating the Company or its Subsidiaries or the facilities provided for in this Agreement or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities provided for in this Agreement; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 15.8, (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source that is not subject to these confidentiality provisions. Notwithstanding the foregoing, the Company consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. For purposes of this Section 15.8, “Information” means all information received from the Company relating to the Company or any Subsidiary or their respective businesses, other than (i) any information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Company and (ii) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential.

15.9          Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable Law.

15.10      Nature of Remedies. All Obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable Law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.11      Entire Agreement. This Agreement, together with the other Loan Documents and Annex A, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3 and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders).

15.12      Release of Liens and Guarantees.

(a)           Subject to the reinstatement provisions set forth in the Collateral Agreement, (A) a Guarantor shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Guarantor shall be automatically released (i) upon the occurrence of the Termination Date and the payment in full of the Obligations (other than contingent amounts not yet due) and (ii) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Designated Subsidiary (provided that release of any Subsidiary that no longer is a Designated Subsidiary by virtue of being an Immaterial Subsidiary shall require the Company’s consent) and (B) the security interests created by the Security Documents in Collateral owned by a Guarantor shall be automatically released, (i) with respect to any property of such Guarantor that becomes an Excluded Asset (including, for the avoidance of doubt, any Material Real Property that subsequently becomes located in a special flood hazard area) and (ii) with respect to all property of such Guarantor, upon the release of such Guarantor from its Guarantee of the Obligations otherwise in accordance with the Loan Documents. Upon any sale or other transfer by any Loan Party (other than to the Company or any other Loan Party, or to any Subsidiary that, upon the consummation of such sale or other transfer would be required to become a Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 15.1, the security interests in such Collateral created by the Security Documents shall be automatically released. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, without the consent of the Required Lenders, no Loan Party shall be released from its obligations under the Loan Documents if such Loan Party ceases to be a Wholly-Owned Subsidiary solely by virtue of a disposition or issuance of Equity Interests, unless such disposition or issuance is a good faith disposition or issuance to a bona-fide unaffiliated third party whose primary purpose is not the release of the Guarantee and obligations of such Loan Party under the Loan Documents. In connection with any termination or release pursuant to this Section 15.12, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 15.12 shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section 15.12.

(b)           In connection with any termination or release pursuant to paragraph (a) of this Section 15.12, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 15.12. Any execution and delivery of documents by the Administrative Agent pursuant to this Section 15.12 shall be without recourse to or warranty by the Administrative Agent.

15.13      Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.14      Customer Identification – Certain Notices. Each Lender and JPMCB (for itself and not on behalf of any other party), hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or JPMCB, as applicable, to identify the Loan Parties in accordance with the Patriot Act and the Beneficial Ownership Regulation.

15.15      Indemnification by the Company. The Company shall indemnify the Administrative Agent, each Issuing Bank, each Lender, each Arranger, the Syndication Agent, the Documentation Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of one firm of counsel for all Indemnitees, taken as a whole, selected by the Administrative Agent (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the Company of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees) has retained its own counsel, of another firm of counsel for such affected Indemnitee), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee arising out of any claim, actions, suits, inquiries, litigation, investigation or proceeding in connection with, or as a result of the Covered Matters; in each case, whether based on contract, tort or any other theory, and regardless of whether such matter is brought by a third party or by the Company or any Subsidiary or any of their respective Affiliates and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (x) the gross negligence, willful misconduct or bad faith of such Indemnitee or any of its Related Parties, (y) a material breach of an obligation under the Loan Documents by such Indemnitee or any of its Related Parties or (z) any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of the Company or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claim, action, suit, inquiry, litigation, investigation or proceeding against the Administrative Agent, any Issuing Bank, any Arranger, the Syndication Agent or the Documentation Agent in its capacity as such). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

15.16      Limitations on Liability. None of the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) shall have any Liabilities (whether direct or indirect and whether based on contract, tort or any other theory and whether or not related to third party claims, intraparty claims, or the indemnification rights set forth in Section 15.16) to the Company or its Subsidiaries and each Related Party of any of the foregoing for or in connection with any Covered Matter, except to the extent that such Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have primarily resulted from the gross negligence or willful misconduct of such Lender-Related Person. In addition to the foregoing, to the extent permitted by applicable law (i) none of the Company or any other Loan Party shall assert, and each of the Company and each other Loan Party hereby waives, any claim against any Lender-Related Person for any Liabilities arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (ii) shall relieve the Company of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

15.17      Posting of Communications.

(a)           The Company agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)          Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)           THE APPROVED ELECTRONIC PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)           Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)           Each of the Lenders, each of the Issuing Banks and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)            Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

15.18      Counterparts; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 15. 2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it (it being understood that an electronic copy of a “wet ink” signature page transmitted by telecopy or emailed pdf. is acceptable to the Administrative Agent); provided, further, without limiting the foregoing, (i) to the extent that the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the applicable Lenders and Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart.

15.19       Acknowledgement Regarding Any Supported QFCs.

(a)           To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

15.20      WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, EACH ARRANGER AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15.21      Statutory Notice-Oral Commitments. Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement and the other Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT THE COMPANY AND EACH OTHER LOAN PARTY (BORROWER) AND THE ADMINISTRATIVE AGENT AND THE LENDERS (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY AND THE ADMINISTRATIVE AGENT AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

The Company acknowledges that there are no other agreements between the Administrative Agent, the Lenders, the Company and the other Loan Parties, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

15.22      Survival of Representation, Warranties and Agreements. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Unmatured Event of Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Company (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.3.4 or 2.3.5. The provisions of Sections 7.6, 8.1, 8.3, 14, 15.4 and 15.16 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

15.23      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

15.24      No Fiduciary Relationship. The Company, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company and its Subsidiaries, on the one hand, and the Administrative Agent, the Lenders and the Issuing Banks, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or the Issuing Banks, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders and the Issuing Banks may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from, and may have economic interests that conflict with, those of the Company and its Subsidiaries, and none of the Administrative Agent, the Arrangers, the Lenders or the Issuing Banks has any obligation to disclose any of such interests to the Company or any of its Subsidiaries.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BRIGHT HEALTH GROUP, INC.,

by

/s/ Cathy Smith
Name: Cathy Smith
Title:	Executive Vice President and
Chief Financial Officer and
Chief Administrative Officer

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

by

By	/s/ Dawn Lee Lum
Name: Dawn Lee Lum
Title: Executive Director

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,

by

By	/s/ Dawn Lee Lum
	Name:	Dawn Lee Lum
	Title:	Executive Director

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC,

By:	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Director

[Signature Page to Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC,

by

/s/ Thomas Manning
	Name:	Thomas Manning
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.

by

/s/ Michael King
	Name:	Michael King
	Title:	Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A.,

by

/s/ Yinghua Zhang
	Name:	Yinghua Zhang
	Title:	Director

[Signature Page to Credit Agreement]

EXHIBIT A

[FORM OF]

BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent (the “Administrative Agent”) for

the Lenders party to the Credit Agreement referred to below

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Tel: 302-634-1027

Email: himran.aziz@chase.com, with a copy to harmeet.kaur@chase.com

[Date]

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement dated as of March [•], 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bright Health Group, Inc. (the “Company”), the lenders party thereto from time to time (the “Lenders”) and you, as Administrative Agent and Collateral Agent for such Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.2.1 of the Credit Agreement that it requests a borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such borrowing is requested to be made:

(i)	Date of Borrowing (which is a Business Day)

(ii)	Aggregate Amount of Borrowing

(iii)	Type of Borrowing[1]

(iv)	Interest Period and the last day thereof[2]

(v)	Funds are requested to be disbursed to the [Company’s] [Issuing Bank’s] account as follows (Account No. [ ])

1 Specify Base Rate Borrowing or LIBOR Borrowing.

2 Which shall be subject to the definition of “Interest Period” and end not later than the Termination Date (applicable for LIBOR Loans).

The Company hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related borrowing, the conditions to lending specified in Section 12.2 of the Credit Agreement have been satisfied (or waived).

BRIGHT HEALTH GROUP, INC.

by

Name:
Title: [Responsible Officer]

2

EXHIBIT B

[FORM OF]

INTEREST ELECTION REQUEST

Reference is made to that Credit Agreement dated as of March [•], 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bright Health Group, Inc. (the “Company”), the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. All terms used herein but not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to Section 2.2.2 of the Credit Agreement, the Company desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [___], 202[__]:

$[_____]	LIBOR Loans[3] to be converted to Base Rate Loans

$[_____]	Base Rate Loans to be converted to LIBOR Loans[4] with Interest Period of [one] [two] [three] [six] [twelve] month[s][5]

[_____]	LIBOR Loans to be continued[6] with Interest Period of [one] [two] [three] [six] [twelve] month[s][7]

3 LIBOR Loans may only be converted on the expiration of the applicable Interest Period unless the Company shall pay all breakage costs incurred in connection with such conversion.

4 No Loan may be converted into a LIBOR Loan when any Unmatured Event of Default or Event of Default has occurred and is continuing.

5 Twelve month Interest Periods must be agreed to by each Lender.

6 No LIBOR Loan may be continued when any Unmatured Event of Default or Event of Default has occurred and is continuing.

7 Twelve month Interest Periods must be agreed to by each Lender.

Date: [_____], 202[__]

BRIGHT HEALTH GROUP, INC.

by

Name:
Title:

 2

EXHIBIT C

[FORM OF]

NOTE

$[________]

[       ], 202[__]

New York, New York

FOR VALUE RECEIVED, BRIGHT HEALTH GROUP, INC. (the “Company”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns, on or before [ ], 202[ ], the lesser of (a) $[ ] and (b) the unpaid principal amount of all advances made by Payee to the Company as Loans under the Credit Agreement referred to below.

The Company also promises to pay interest on the unpaid principal amount hereof time to time outstanding at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of March [•], 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. All terms used herein but not otherwise defined herein are used herein as defined in the Credit Agreement.

The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lenders to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement in respect of the Loans made by the Lender.

This Note is one of the “Notes” referred to and issued pursuant to the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

This Note is subject to voluntary and mandatory prepayment by the Company, each as provided in the Credit Agreement.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default which is continuing, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable, all as provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

BRIGHT HEALTH GROUP, INC.

by

Name:
Title:

3

SCHEDULE OF LOANS

Date	Type of Loan	Interest Rate	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

4

EXHIBIT D

[FORM OF]

NOTICE OF PREPAYMENT

JPMorgan Chase Bank, N.A.,

as Administrative Agent (the “Administrative Agent”) for

the Lenders party to the Credit Agreement referred to below

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Tel: 302-634-1027

Email: himran.aziz@chase.com, with a copy to harmeet.kaur@chase.com

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of March [•], 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bright Health Group, Inc. (the “Company”), the lenders party thereto from time to time (the “Lenders”) and you, as Administrative Agent and Collateral Agent for such Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby gives you notice pursuant to Section 6.2.1 of the Credit Agreement that it shall be making a prepayment under the Credit Agreement:

(i)	Prepayment date _________________

(ii)	Type of Loans being prepaid [LIBOR Loan][8] [Base Rate Loan][9]

(iii)	Principal amount of Loans or portion thereof being prepaid _________________

[signature page follows]

8 Hand delivery, telecopy, facsimile or other electronic transmission of notice regarding prepayment of LIBOR Loans must be delivered not later than 12:00 p.m., New York City time, three (3) Business Days before the date of prepayment.

9 Hand delivery, telecopy, facsimile or other electronic transmission of notice regarding prepayment of Base Rate Loans must be delivered not later than 12:00 p.m., New York City time, one (1) Business Day before the date of prepayment.

BRIGHT HEALTH GROUP, INC.

by

Name:
Title: [Responsible Officer]

2

EXHIBIT E

[FORM OF]

SOLVENCY CERTIFICATE

[DATE]

This Solvency Certificate is being executed and delivered pursuant to Section 12.1(h) of that certain Credit Agreement dated as of March [•], 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bright Health Group, Inc. (the “Company”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement.

I, [                        ], the Chief Financial Officer of Company, in such capacity and not in an individual capacity, hereby certify as of the date hereof as follows:

1.	I am generally familiar with the businesses and assets of the Company and its Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Company pursuant to the Credit Agreement; and

2.	as of the date hereof, immediately after giving effect to the Transactions on the date hereof that, (i) the sum of the debt and liabilities (subordinated, contingent or otherwise) of the Company and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets (at a fair valuation) of the Company and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets (at a fair valuation) of the Company and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liabilities of the Company and its Subsidiaries, taken as a whole, on their debts and other liabilities subordinated, contingent or otherwise as they become absolute and matured; (iii) the capital of the Company and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Company and its Subsidiaries, taken as a whole, as conducted or contemplated as of the date hereof; and (iv) the Company and its Subsidiaries, taken as a whole, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debt or other liabilities as they become due (whether at maturity or otherwise). For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

BRIGHT HEALTH GROUP, INC.

by

Name:
Title:

 2

EXHIBIT F

[FORM OF]

COMPLIANCE CERTIFICATE

[•] [•], 202[•]

To:       JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent

Please refer to the Credit Agreement dated as of March [•], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Bright Health Group, Inc. (the “Company”), the lenders party thereto from time to time and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby certifies, as a Responsible Officer of the Company, in such capacity and not in an individual capacity, that:

1.	I am a Responsible Officer of the Company;

2.	I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Company and its Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements;

3.	A copy of the [annual audited/quarterly] report of the Company as at __ (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations of the Company as of the Computation Date and has been prepared in accordance with GAAP [is enclosed herewith] [may be found at [the Company’s website at www.brighthealthplan.com][www.sec.gov].

4.	Following is a calculation of the Total Debt to Total Capitalization Ratio demonstrating compliance with the covenant set forth in Section 11.12.1 of the Credit Agreement:

5.	Following is a calculation of the Minimum Liquidity demonstrating compliance with the covenant set forth in Section 11.12.2 of the Credit Agreement:

6.	[Except as described in the disclosure set forth below, the][The] examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Unmatured Event of Default that exists as of the date of this Compliance Certificate [and the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto.]

7.	[Management Discussion]

[•]10]

[Signature Page Follows]

10 A discussion of the Company’s financial condition, changes in financial condition and results of operations to be included prior to a Qualified IPO.

 2

The foregoing certifications, together with the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.

BRIGHT HEALTH GROUP, INC.

by

Name:
Title:

 3

EXHIBIT G

[FORM OF PERFECTION CERTIFICATE]

EXHIBIT H

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date (referred to below) and is entered into by and between the Assignor[s] identified below ([each an][the] “Assignor”) and the Assignee[s] identified below ([each an][the] “Assignee”). [The parties hereto hereby agree that the rights and obligations of the [Assignors][and][Assignees] hereunder are several and not joint.]1 Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The parties hereto hereby agree to the Standard Terms and Conditions for Assignment and Assumption (the “Standard Terms and Conditions”) specified in Annex 1 attached hereto which are incorporated herein by reference and made a part of this Assignment and Assumption as if set forth in full herein. [Each][The] Assignee hereby acknowledges receipt of a copy of the Credit Agreement.

Subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date (selected by the Administrative Agent identified below), and for an agreed consideration, [each][the] Assignor hereby irrevocably sells and assigns to the [respective] Assignee[s], and [each][the] Assignee hereby irrevocably purchases and assumes from the [respective] Assignor[s], (a) all of the [respective] Assignor[‘s][s’] rights and obligations as a Lender under the Credit Agreement, the other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the [respective] Assignor[s] under the facilities identified below (including any letters of credit included therein) and (b) to the extent permitted by applicable law, all suits, claims, causes of action and any other right of the [respective] Assignor[s] (as [a Lender][Lenders]) against any Person, whether known or unknown, arising under or with respect to the Credit Agreement, any other Loan Document, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or otherwise based on or related to any of the foregoing, including, but not limited to, contract claims, statutory claims, tort claims, malpractice claims and all other claims at law or in equity with respect to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above, collectively, [an][the] “Assigned Interest”). Such sale and assignment is without recourse to [any][the] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [any][the] Assignor.

1.       Assignor[s]: [and is [not] a Defaulting Lender]

2.       Assignee[s]: [and is an Affiliate/Approved Fund of [NAME OF LENDER]]

3.       Borrower: BRIGHT HEALTH GROUP, INC.

1 Include bracketed language if there are either multiple Assignors or multiple Assignees.

4.       Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.       Credit Agreement: Credit Agreement dated as of March [•], 2021, among Bright Health Group, Inc., the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent

6.       Assigned Interest[s]:

Assignor	Assignee	Aggregate Amount of Commitment/ Loans for all Lenders [2]		Amount of Commitment/ Loans Assigned		Percentage of Commitment/ Loans Assigned [3]		CUSIP No.
_______	_______	$	____	$	______	_____	%	______
_______	_______	$	____	$	______	_____	%	______
_______	_______	$	____	$	______	_____	%	______
_______	_______	$	____	$	______	_____	%	______

7.      [Trade Date:[DATE] (COMPLETE IF THE PARTIES HERETO INTEND THAT THE MINIMUM ASSIGNMENT AMOUNT WILL BE DETERMINED AS OF THE TRADE DATE.)

 Effective Date: [DATE] (THIS WILL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR; TO BE INSERTED BY THE ADMINISTRATIVE AGENT.)

8.	[[Each][The] Assignor attaches the Note[s] held by it and requests that the Administrative Agent exchange such Note[s] for new Note[s] payable to the [respective] Assignee in [an amount/amounts] equal to the [Commitment][and][ Loan[s]] assumed by the [respective] Assignee pursuant hereto [and to the [respective] Assignor in [an amount/amounts] equal to the [Commitment][and][Loan[s]] retained by the [respective] Assignor].]

[SIGNATURE PAGE FOLLOWS]

2 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

 3

[Consented to and][4] Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Consented to:

[ ], as Issuing Bank

By:
Name:
Title:

[Consented to:

BRIGHT HEALTH GROUP, INC.

By:
Name:
Title:][5]

4 To be added for Administrative Agent for assignments if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

5 To be added unless (1) an Event of Default under clauses (a) or (c) of Section 13.1 of the Credit Agreement has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.

 4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION

1.        Representations and Warranties.

1.1     Assignor[s]. [Each][The] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [its][the] Assigned Interest, (ii) [its][the] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) except as set forth herein, makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, validity, legality, enforceability, sufficiency, genuineness or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or any collateral thereunder, (iii) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or (iv) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or any other Loan Document.

1.2     Assignee[s]. [Each][The] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [its][the] Assigned Interest, shall have the obligations of a Lender thereunder, from and after the Effective Date, (iv) it is sophisticated regarding decisions to purchase assets such as those represented by [its][the] Assigned Interest and either it, or the Person exercising discretion in making its decision to purchase [its][the] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the other Loan Documents, together with (or been given the opportunity to receive) copies of the most recent financial statements delivered pursuant to Section 10.1.1 or 10.1.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [its][the] Assigned Interest and, on the basis of such documents and information, it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (vi) if it is a Non-U.S. Participant, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the [relevant] Assignee; and (b) agrees that (i) it will, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking action under the Loan Documents, independently and without reliance on the Administrative Agent, [any][the] Assignor or any other Lender, (ii) [it appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto;] (iii) it will be bound by the provisions of the Loan Documents and (iv) it will perform in accordance with their terms all of the obligations that are required to be performed by it as a Lender under the Credit Agreement and the other Loan Documents.

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2.       Payments. [From and after the Effective Date, the Administrative Agent shall make all payments of principal, interest, fees and other amounts in respect of [each][the] Assigned Interest to the [relevant] Assignor[s] for amounts which have accrued prior to but excluding the Effective Date and to the [relevant] Assignee[s] for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the [relevant] Assignee.] [From and after the Effective Date, the Administrative Agent shall make all payments of principal, interest, fees and other amounts in respect of [each][the] Assigned Interest to the [relevant] Assignee[s] whether such amounts have accrued prior to or on or after the Effective Date. [Each][The] Assignor and [each][the] Assignee shall make all appropriate adjustments in payments made by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.] Each of the Assignor[s] and the Assignee[s] agrees that it will hold in trust for the other applicable party any interest, fees and other amounts which it may receive to which such other party is entitled pursuant to this clause and pay to such other party any such amounts which it may receive promptly upon receipt.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ASSUMPTION (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.